Exhibit 10.25

LOAN AGREEMENT

Dated as of December 1, 2024

between

THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF KINGSPORT, TENNESSEE

and

DOMTAR PAPER COMPANY, LLC

AND THE GUARANTORS NAMED HEREIN

$59,870,000

The Industrial Development Board

of the City of Kingsport, Tennessee

Exempt Facility Bonds

(Domtar Project)

Series 2024

Table of Contents

(This Table of Contents is not part of the
Loan Agreement and is for convenience of reference only.)

PAGE

PARTIES 1

RECITALS 1

i

ii

Section 12.2. With Consent of Holders of Bonds	38
Section 12.3. Revocation and Effect of Consents	40
Section 12.4. Notation or Exchange of Bonds	40
Section 12.5. Issuer to Sign Amendments, Etc	40

APPENDIX A – Schedule of Definitions App A-1

EXHIBIT A – Termination of Loan Agreement A-1

EXHIBIT B – Form of Joinder to Loan Agreement B-1

iii

LOAN AGREEMENT

THIS LOAN AGREEMENT made and entered into as of December 1, 2024 (the “Loan Agreement”) by and between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF KINGSPORT, TENNESSEE, a public corporation organized and existing under the laws of the State of Tennessee (the “Issuer”), and DOMTAR PAPER COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Borrower”), and the Guarantors (as defined herein).

WITNESSETH:

WHEREAS, the Issuer has been duly created and organized pursuant to and in accordance with the provisions of Chapter 53, Title 7 of the Tennessee Code Annotated, as amended (the “Act”), and is now existing and operating as a public nonprofit corporation and an instrumentality of the City of Kingsport, Tennessee; and

WHEREAS, pursuant to the laws of the State of Tennessee, particularly the Act, the Issuer is authorized to carry out the public purposes described in the Act by issuance of its revenue bonds to provide funds for the financing of “pollution control facilities” (as defined in the Act), including without limitation any water management facility, waste water collecting systems, waste water treatment works or solid waste disposal facility and the sites, buildings, structures, machinery, equipment and furnishings therefor; and

WHEREAS, the Act further authorizes the Issuer to enter into loan agreements with others with respect to its projects for such payments and upon such terms and conditions as the board of directors of the Issuer may deem advisable; and

WHEREAS, the Act further authorizes the Issuer to assign and pledge its interest in and rights under loan agreements made in connection with bonds it issues; and

WHEREAS, the Borrower owns and operates a facility in Kingsport, Tennessee for the recycling of old corrugated containers (the “Kingsport Mill”), and the Borrower is undertaking a project (the “Project”) consisting of (1) the acquisition and installation of the following equipment, machinery, fixtures and furnishings therein and thereon: solid waste disposal facility and pollution control equipment consisting of (a) an anaerobic digester and (b) related improvements, structures, and auxiliary equipment, and (2) the making of certain renovations to the Kingsport Mill necessary or convenient to the installation of the foregoing (collectively, the “Project Facility”); and

WHEREAS, the Issuer (A) caused notice of a public hearing of the Issuer (the “Public Hearing”) pursuant to Section 147(f) of the Internal Revenue Code of 1986, as amended (the “Code”), to hear all persons interested in the Project and the financial assistance being contemplated by the Issuer with respect to the Project, to be published on September 24, 2024 in the Kingsport Times-News, a newspaper of general circulation available to the residents of the City of Kingsport, Tennessee, and (B) conducted the Public Hearing on October 1, 2024 at 10:00 o’clock, a.m., local time at the Kingsport Chamber of Commerce, 400 Clinchfield Street, Suite 100, Kingsport, Tennessee; and

WHEREAS, the Mayor of the City of Kingsport, Tennessee (the “City”), as the chief elected executive officer of the governmental unit having jurisdiction over the area in which the Project Facility is located (the “Chief Executive”), by certificate executed by the Chief Executive on October 3, 2024 (the “Public Approval”), approved the issuance of the Bonds for purposes of Section 147(f) of the Code; and

WHEREAS, by resolution adopted by the members of the board of directors of the Issuer on November 5, 2024 (the “Bond Resolution”), the board of directors of the Issuer (A) authorized the issuance of the Bonds for the purpose of financing all or a portion of the costs of the Project and paying costs of issuance of the Bonds under the Bond Resolution, a trust indenture by and between the Issuer and the Trustee, as trustee for the holders of the Bonds, and a loan agreement pursuant to which the Issuer will lend the proceeds of the Bonds to the Borrower; (B) authorized the circulation of any Preliminary Offering Document and any Final Offering Document in connection with the marketing of any or all of the Bonds; (C) delegated to the Chairman or Vice Chairman of the Issuer authority to deem as final any Preliminary Offering Document and any Final Offering Document to be used in connection with the marketing of any or all of the Bonds; (D) delegated to the Chairman or Vice Chairman of the Issuer authority to execute, deliver and determine the final details of the Bonds (the “Bond Details”) once the marketing of such Bonds is completed and the Borrower has agreed to the Bond Details, and (E) authorized execution and delivery by the Issuer of various documents relating to the issuance of the Bonds; and

WHEREAS, the Issuer will now issue its Exempt Facility Bonds (Domtar Project), Series 2024 in the aggregate principal amount of $59,870,000 (the “Bonds”) under the Bond Resolution and a trust indenture dated as of December 1, 2024 (the “Indenture”) by and between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) for the holders of the Bonds; and

WHEREAS, prior to or simultaneously with the issuance of the Bonds, the Issuer and the Borrower will execute and deliver this Loan Agreement by and between the Issuer, as lender, and the Borrower, as borrower, pursuant to the terms of which Loan Agreement (A) the Issuer will agree (1) to issue the Bonds, and (2) to make a loan to the Borrower of the proceeds of the Bonds (the “Loan”) for the purpose of assisting in financing the Costs of the Project, and (B) in consideration of the Loan, the Borrower will agree (1) to cause the Project to be undertaken, (2) to use the proceeds of the Loan disbursed under the Indenture to pay (or reimburse the Borrower for the payment of) the costs of the Project, and (3) to make payments in amounts sufficient to pay when due all amounts due with respect to the Bonds (the “Loan Payments”) to or upon the order of the Issuer in repayment of the Loan, which Loan Payments shall include amounts equal to the Debt Service Payments (as defined in the Indenture) due on the Bonds; and

WHEREAS, pursuant to the terms of the Indenture, the proceeds of the sale of the Bonds (the “Bond Proceeds”) will be deposited into the Project Fund (as defined in the Indenture) held by the Trustee under the Indenture and will be disbursed by the Trustee to pay the costs of the Project, but only upon satisfaction of the requirements for making such disbursements set forth in the Indenture and in this Loan Agreement; and

WHEREAS, as security for the Bonds, the Issuer will execute and deliver to the Trustee a pledge and assignment dated as of December 1, 2024 (the “Pledge and Assignment”) from the Issuer to the Trustee, and acknowledged by the Borrower, which Pledge and Assignment will assign to the Trustee certain of the Issuer’s rights under this Loan Agreement; and

WHEREAS, pursuant to the Pledge and Assignment, basic Loan Payments made by the Borrower under this Loan Agreement are to be paid directly to the Trustee; and

WHEREAS, as further security for the Bonds, Article VII of this Loan Agreement contains guarantees (collectively, the “Guaranty”) from Domtar Corporation, a Delaware corporation (the “Company”), the parent of the Company and subsidiaries of the Company listed on the signature pages to this Loan Agreement (the “Guarantors”) to the Trustee, pursuant to which the Guarantors have jointly and severally guaranteed, on a senior basis, the Borrower’s obligations under this Loan Agreement; and

WHEREAS, pursuant to the requirements of the Underwriting Agreement, upon the date of issuance of the Bonds, the obligations of the Borrower pursuant to the Loan Agreement and of the Guarantors under the Guarantees (collectively, the “Secured Obligations”) will be secured on a first-lien priority basis, pari passu with the Senior Secured Notes, the Term Loan Facility, the Farm Credit Term Loan Facility and any other future Parity Lien Obligations, by security interests in the Fixed Asset Collateral and on a second-lien priority basis, pari passu with the Senior Secured Notes, the Term Loan Facility, the Farm Credit Term Loan Facility and any other future Parity Lien Obligations, by security interests in the Current Asset Collateral; and

WHEREAS, to secure its obligations under this Loan Agreement as required pursuant to the Underwriting Agreement, the Borrower and each of the Guarantors has entered into (1) the Security Agreement, dated as of December 5, 2024 (the “Security Agreement”), among the Borrower, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Collateral Agent”), and (2) as applicable, one or more Intellectual Property Security Agreements (as defined in the Security Agreement; and

WHEREAS, in accordance with Section 5.13 of the Pari Passu Intercreditor Agreement dated as of November 30, 2021 (the “Pari Passu Intercreditor Agreement”), among the Company, Pearl Excellence Holdco, L.P., a Delaware limited partnership (“Holdings”), the other Grantors (as defined in the Pari Passu Intercreditor Agreement), Barclays Bank PLC, as term loan collateral agent, The Bank of New York Mellon, as first lien notes collateral agent, and CoBank ACB, as an Additional Agent (as defined in the Pari Passu Intercreditor Agreement), the Collateral Agent has executed and delivered a joinder agreement to become an Additional Agent and to establish the obligations secured under this Loan Agreement as Additional First Lien Obligations (as defined in the Pari Passu Intercreditor Agreement); and

WHEREAS, in accordance with Section 5.7(b) of the Intercreditor Agreement, dated as of November 30, 2021 (the “ABL Intercreditor Agreement”), among the Company, Domtar Inc., a corporation organized under the laws of Canada, Holdings, the other Grantors (as defined in the ABL Intercreditor Agreement), Barclays Bank PLC, as revolving credit collateral agent, Barclays Bank PLC, as term loan collateral agent, The Bank of New York Mellon, as first lien notes collateral agent, and CoBank ACB, as an Additional Fixed Asset Collateral Agent (as defined in the ABL Intercreditor Agreement), the Collateral Agent has executed and delivered a joinder agreement to become an Additional Fixed Asset Collateral Agent and to establish the obligations secured under this Loan Agreement as Additional Fixed Asset Debt (as defined in the ABL Intercreditor Agreement);

WHEREAS, (A) the Bonds will be initially purchased by Barclays Capital Inc., acting as underwriter for the Bonds (the “Underwriter”) pursuant to a bond purchase agreement dated as of November 20, 2024 (the “Underwriting Agreement”) by and among the Underwriter, the Issuer, the Guarantors party thereto and the Borrower, (B) the Underwriter will utilize the Preliminary Official Statement and the Official Statement in connection with the initial offering of the Bonds, and (C) the Underwriter also intends to obtain a rating of the Bonds from one or more securities rating agencies (each such rating agency that provides a rating of the Bonds, a “Rating Agency”); and

WHEREAS, to assure compliance with the continuing disclosure requirements imposed by the Securities and Exchange Commission, the Borrower will execute and deliver to the Underwriter a continuing disclosure agreement dated December 5, 2024 (the “Continuing Disclosure Agreement”) relating to the Bonds; and

WHEREAS, the Bonds will be issued as “book-entry-only” obligations to be held by The Depository Trust Company, as depository (the “Depository”) for the Bonds; and

WHEREAS, to demonstrate compliance with the provisions of the Code relating to the issuance of tax-exempt obligations, (A) the Issuer and Borrower will execute a Tax Exemption Certificate and Agreement dated the date of delivery of the Bonds (the “Tax Agreement”) relating to the requirements in Sections 142 and Sections 147 through 150 of the Code relating to the Bonds, (B) the Issuer will execute a completed Internal Revenue Service Form 8038 (Information Return for Private Activity Bonds) relating to the Bonds (the “Information Return”) pursuant to Section 149(e) of the Code, and file the Information Return with the Internal Revenue Service, and (C) the Underwriter will execute a letter (the “Issue Price Letter”) confirming the issue price of the Bonds for purposes of Section 148 of the Code in substantially the form set forth in the Underwriting Agreement; and

WHEREAS, the Issuer proposes to make the Loan to the Borrower for the purpose of financing the Costs of the Project, and the Borrower desires to induce the Issuer to make the Loan and to agree to repay the Loan, all pursuant to the terms and conditions hereinafter set forth in this Loan Agreement; and

WHEREAS, the financing of the Project through the making of the Loan pursuant to this Loan Agreement is for a proper purpose pursuant to the provisions of the Act; and

WHEREAS, all things necessary to constitute this Loan Agreement a valid and binding agreement by and between the parties hereto in accordance with the terms hereof have been done and performed, and the creation, execution and delivery of this Loan Agreement have in all respects been duly authorized by the Issuer and the Borrower;

NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS HEREINAFTER CONTAINED, THE PARTIES HERETO HEREBY FORMALLY COVENANT, AGREE AND BIND THEMSELVES AS FOLLOWS, TO WIT:

Article I

DEFINITIONS

Section 1.1. Definitions. Unless the context or use indicates another or different meaning or intent, capitalized terms used in this Loan Agreement and the preambles hereto not otherwise defined herein shall have the meanings assigned thereto in the Schedule of Definitions attached hereto as Appendix A and made a part of this Loan Agreement. In the event that a particular term is capitalized and defined within the body of this document, and such term is also defined in Appendix A attached hereto, and there is a conflict between said definitions, the definition of such term appearing in Appendix A attached hereto shall be controlling.

Section 1.2. Interpretation. In this Loan Agreement, unless the context otherwise requires:

(A) The terms “hereby”, “hereof”, “herein”, “hereunder”, and any similar terms as used in this Loan Agreement, refer to this Loan Agreement, and the term “heretofore” shall mean before, and the term “hereafter” shall mean after, the date of this Loan Agreement.

(B) Words of masculine gender shall mean and include correlative words of feminine and neuter genders.

(C) Words importing the singular number shall mean and include the plural number, and vice versa.

(D) Any headings preceding the texts of the several Articles and Sections of this Loan Agreement, and any table of contents or marginal notes appended to copies of this Loan Agreement, shall be solely for convenience of reference and shall neither constitute a part of this Loan Agreement nor affect its meaning, construction or effect.

(E) Any certificates, letters or opinions required to be given pursuant to this Loan Agreement shall mean a signed document attesting to or acknowledging the circumstances, representations, opinions of law or other matters therein stated or set forth or setting forth matters to be determined pursuant to this Loan Agreement.

Article II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1. Representations, Warranties and Covenants of the Issuer. The Issuer makes the following representations, warranties and covenants as the basis for the undertakings on its part herein contained:

(A) The Issuer is duly established under the provisions of the Act and has the power to enter into this Loan Agreement and to carry out its obligations hereunder. By proper official action, the Issuer has been duly authorized to execute, deliver and perform this Loan Agreement and the other Financing Documents to which the Issuer is a party.

(B) Neither the execution and delivery of this Loan Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of the other Financing Documents by the Issuer will conflict with or result in a breach by the Issuer of any of the terms, conditions or provisions of the Act, the certificate of incorporation or by-laws of the Issuer or any order, judgment, restriction, agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or will constitute a default by the Issuer under any of the foregoing.

(C) To assist in financing a portion of the Costs of the Project, the Issuer will issue and sell the Bonds. In no event will the Issuer issue and sell additional obligations to pay the Costs of the Project if the issuance and sale of such further obligations would cause interest on the Bonds to be or become subject to federal income taxation under the Code.

(D) The Issuer shall cooperate with the Borrower in the filing by the Borrower, as agent of the Issuer, of such returns and other information with the Internal Revenue Service as the Trustee or the Borrower requests in writing and which Bond Counsel advises the Issuer in writing is necessary to preserve the tax exempt status of the interest payable on the Bonds, provided the Borrower shall bear all costs of preparing, gathering and/or filing such returns and other information. In addition, the Issuer, at the request of the Borrower, shall cooperate with the Borrower in the filing by the Borrower, as agent of the Issuer, of such returns and other information with the State and the City of Kingsport, Tennessee.

(E) The Issuer has not been notified of any listing or proposed listing by the Internal Revenue Service to the effect that the Issuer is a bond issuer whose arbitrage certifications may not be relied upon.

(F) Subject to the limitations contained in Section 11.10 of this Loan Agreement, so long as the Bonds shall be Outstanding, the Issuer will not take any action (or omit to take any action required by the Financing Documents or which the Trustee or the Borrower, together with Bond Counsel, advise the Issuer in writing should be taken) or allow any action to be taken, which action (or omission) would in any way cause (1) the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided in the Financing Documents, or (2) adversely affect the exclusion of the interest paid or payable on any Bond from gross income for federal income tax purposes.

Section 2.2. Representations, Warranties and Covenants of the Borrower. The Borrower makes the following representations, warranties and covenants as the basis for the undertakings on its part herein contained:

(A) The Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware, is duly authorized to do business in the State, has the power to enter into this Loan Agreement and the other Financing Documents to which the Borrower is a party and to carry out its obligations hereunder and thereunder, has been duly authorized to execute this Loan Agreement and the other Financing Documents to which the Borrower is a party, and is qualified to do business in all jurisdictions in which its operations or ownership of Property so requires, except where the failure so to qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. This Loan Agreement and the other Financing Documents to which the Borrower is a party, and the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Board of Directors of the Borrower.

(B) Neither the execution and delivery of this Loan Agreement or the other Financing Documents to which the Borrower is a party, the consummation of the transactions contemplated hereby and thereby nor the fulfillment of or compliance with the provisions of this Loan Agreement or the other Financing Documents to which the Borrower is a party will (1) conflict with or result in a breach of or a default under any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Borrower or any other corporate restriction or any order, judgment, agreement or instrument to which the Borrower is a party or by which the Borrower is bound, or constitute a default under any of the foregoing, or (2) result in the creation or imposition of any Lien of any nature upon any Property of the Borrower other than pursuant to the Financing Documents and the Permitted Liens, or (3) require consent (which has not been heretofore received) under any corporate restriction or any order, judgment, agreement or instrument to which the Borrower is a party or by which the Borrower or any of its Property may be bound or affected, or (4) require consent under (which has not been heretofore received), conflict with or violate any existing law, rule, regulation, judgment, order, writ, injunction or decree of any government, governmental instrumentality or court (domestic or foreign) having jurisdiction over the Borrower or any of the Property of the Borrower.

(C) The Financing Documents to which the Borrower is a party constitute, or upon their execution and delivery in accordance with the terms thereof will constitute, valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms.

(D) The Borrower will not take any action (or omit to take any action required by the Financing Documents or which the Trustee or the Issuer, together with Bond Counsel, advise the Borrower in writing should be taken), or allow any action to be taken, which action (or omission) would in any way (1) adversely affect the exclusion of the interest paid or payable on the Bonds from gross income for federal income tax purposes, or (2) cause the proceeds of the Bonds to be applied in a manner contrary to that provided in the Financing Documents.

(E) The Borrower will defend and save the Issuer and its members, directors, officers, agents, servants and employees harmless from all fines and penalties due to failure to comply in all material respects with all applicable laws in connection with the Project Facility and the operation thereof.

(F) All of the proceeds of the Bonds shall be used to finance Costs of the Project.

(G) So long as any of the Bonds are Outstanding, the Borrower will comply with all of the terms, conditions and provisions of the Tax Agreement. So long as any of the Bonds are Outstanding, all of the representations, certifications, statements of reasonable expectation and covenants made by the Borrower in the Tax Agreement are hereby declared to be for the benefit of, among others, the Issuer and, by this reference, are incorporated herein by this reference as though set forth in full herein.

(H) The provision of financial assistance to be made available to the Borrower under this Loan Agreement and the commitments therefor made by the Issuer have induced the Borrower to undertake the transactions contemplated by this Loan Agreement and none of the proceeds of the Bonds will be used in any manner that will be inconsistent with the Act or the Code.

(I) THE BORROWER RECOGNIZES THAT THE ISSUER HAS NOT MADE AN INSPECTION OF THE PROJECT FACILITY OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND THE ISSUER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE WITH RESPECT TO THE SAME OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, OR AS TO THE BORROWER’S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE BORROWER. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROJECT FACILITY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES OR REPRESENTATIONS BY THE ISSUER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROJECT FACILITY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OF THE STATE OF TENNESSEE OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

(J) The Borrower has examined the Indenture and approves the form and substance of, and agrees to be bound by, its terms. The Borrower, for the benefit of the Issuer and each Bondholder, shall do and perform all acts and things required or contemplated in the Indenture to be done or performed by the Borrower.

Section 2.3. Covenant With the Trustee and the Bondholders. The Issuer and the Borrower agree that this Loan Agreement is executed in part to induce the purchase of the Bonds by the Holders and Beneficial Owners from time to time of the Bonds. Accordingly, all representations, covenants and agreements on the part of the Issuer and the Borrower set forth in this Loan Agreement (other than the Unassigned Rights) are hereby declared to be for the benefit of the Issuer, the Trustee and the Holders and Beneficial Owners from time to time of the Bonds.

Article III

COMPLETION OF THE PROJECT;
ISSUANCE OF THE BONDS;
USE OF BOND PROCEEDS

Section 3.1. Completion of the Project Facility. (A) The Borrower shall acquire, construct, renovate and equip, or cause to be acquired, constructed, renovated and equipped, the Project Facility with all reasonable dispatch.

(B) The Borrower may revise the description of the Project Facilities from time to time. In the case of any change that would render materially inaccurate the description of the Project Facilities, there shall be delivered to the Trustee and the Issuer a revised description of the Project Facilities containing a description of the Project Facilities that reflects the change in the Project Facilities, the accuracy of which shall have been certified by the Borrower. The Borrower shall not make any revision to the description of the Project Facilities that would cause any representation of the Borrower set forth in the Tax Agreement to be untrue unless, prior to the making of such revision, the Borrower shall deliver to the Issuer and the Bond Trustee an opinion of Bond Counsel to the effect that such revision will not affect adversely the exclusion of interest on the Bonds from gross income for purposes of federal income taxation.

Prior to effecting any change in or revision of the Project, the Borrower shall deliver or cause to be delivered to the Trustee evidence of all governmental or regulatory approvals required therefor, if any; provided, however, that the Trustee shall have no obligation to verify or confirm any such approval(s).

(C) The money in the Project Fund shall be applied by the Trustee, upon receipt of a requisition from the Borrower signed by an Authorized Representative of the Borrower, to the payment of the Costs of the Project in accordance with Section 6.03 of the Indenture, and pending such application, such money shall be invested and reinvested in accordance with Article VIII of the Indenture.

(D) If, after exhaustion of the money in the Project Fund, the Borrower should pay with its own funds any portion of the Costs of the Project, the Borrower shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee, and shall not be entitled to any abatement, diminution or postponement of the Loan Payments or any other payments required hereunder.

(E) The Completion Date for the Project shall be evidenced to the Issuer and the Trustee by a certificate signed by an Authorized Representative of the Borrower setting forth the Costs of the Project and stating that, except for amounts not then due and payable, or the liability for the payment of which is being contested or disputed in good faith by the Borrower, the Project has been completed and the Costs of the Project have been paid, and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties that exist at the date of such certificate or which may subsequently come into being.

(F) The Borrower acknowledges its full familiarity with the Project and that the Issuer has no responsibility for the Project Documents. The Issuer makes no representation or warranty, either express or implied, and offers no assurance that the proceeds of the Bonds will be sufficient to pay in full the Costs of the Project in accordance with the Project Documents.

Section 3.2. Issuance of the Bonds; Loan of the Proceeds Thereof. (A) In order to make the Loan for the purposes of financing the Costs of the Project, the Issuer agrees that it will use its best efforts to (a) issue and deliver the Bonds in the aggregate principal amount of $59,870,000 and (b) cause the Bonds to be delivered to the Underwriter as original purchaser of the Bonds, all as provided in the Bond Resolution, the Underwriting Agreement and the Indenture.

(B) The proceeds from the sale of the Bonds shall be loaned by the Issuer to the Borrower to finance Costs of the Project as provided in the Indenture. Pursuant to Section 4.01 of the Indenture, concurrently with the delivery of the Bonds, the Trustee shall deposit the proceeds of the sale of the Bonds into the Project Fund created in Section 6.03 of the Indenture. Pursuant to Section 6.03 of the Indenture, the proceeds from the sale of the Bonds on deposit in the Project Fund shall be used to pay Costs of the Project.

Section 3.3. Investment of Fund Moneys. (A) At the written request of the Authorized Representative of the Borrower, but subject to the provisions of the Indenture, any moneys held as part of any Fund created under the Indenture shall be invested or reinvested by the Trustee in Authorized Investments. The Borrower covenants that the Borrower will restrict that investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Bonds, so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

(B) Any officer of the Issuer having responsibility for issuing the Bonds is authorized and directed, alone or in conjunction with any of the foregoing or with any other officer, employee or agent of or consultant to the Issuer, or with the Borrower or any officer, employee or agent of or consultant to the Borrower, to execute a Tax Agreement including appropriate certifications of the Issuer pursuant to said Section 148, for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Issuer regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based, such certifications to be premised on the reasonable expectations and the facts, estimates and circumstances on which those expectations are based, as provided by the Borrower, all as of the date of delivery of and payment for the Bonds. The Issuer’s certifications in the Tax Agreement shall be based on representations and certifications of the Borrower in the Tax Agreement setting forth the reasonable expectations of the Borrower on the date of delivery of and payment for the Bonds regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which they are based.

Section 3.4. Rebate Fund. The Borrower agrees to make such payments to the Trustee as are required of it under Section 6.05 of the Indenture and to pay the costs and expenses of the independent certified public accounting firm or firm of attorneys engaged in accordance with Section 6.05 of the Indenture. The obligation of the Borrower to make such payments shall remain in effect and be binding upon the Borrower notwithstanding the release and discharge of the Indenture.

Article IV

SECURITY FOR THE BONDS

Section 4.1. Bond Security Documents. The due and punctual payment of the Loan Payments (which are intended to equal the principal of, premium on, if any, purchase price of, if any, and interest on, the Bonds when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Bonds) and performance of all other obligations of the Borrower and the Guarantors to the Issuer or the Trustee under this Loan Agreement, according to the terms hereunder or thereunder, are secured by a Lien on the Fixed Asset Collateral on a first-priority basis and secured by a Lien on the Current Asset Collateral on a second-priority basis, in each case subject to Permitted Liens, as provided in the Bond Security Documents. Each Holder of Bonds, by its acceptance thereof, consents and agrees to the terms of the Bond Security Documents and the Intercreditor Agreements (including, without limitation, the provisions providing for foreclosure, subordination of Liens and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Bond Security Documents and the Intercreditor Agreements in accordance therewith, binding such Holder to the terms thereof. The Borrower will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Bond Security Documents. None of the Borrower or any Guarantor will (i) take or knowingly or negligently omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent, the Trustee and the Holders of the Bonds in respect of the Collateral, unless such action or failure to take action is otherwise permitted by this Loan Agreement, the Bond Security Documents or the Intercreditor Agreements or (ii) grant any Person, or permit any Person to retain (other than the Collateral Agent), any Liens on the Collateral, other than Permitted Liens. To the extent required under this Loan Agreement or the Bond Security Documents, the Borrower and each Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be the Collateral or the Obligations intended to be secured by the Bond Security Documents. To the extent required under this Loan Agreement or any of the Bond Security Documents or the Intercreditor Agreements, the Borrower and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable law, or that the Collateral Agent or the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Bond Security Documents in the Collateral. In addition, to the extent required under this Loan Agreement or the Bond Security Documents, from time to time, the Borrower and the Guarantors will reasonably promptly secure the obligations under this Loan Agreement and Bond Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral to the extent required by this Loan Agreement and/or the Bond Security Documents. The provisions in this Loan Agreement relating to Collateral are subject to the provisions of the Bond Security Documents and the Intercreditor Agreements. The Borrower, the Guarantors, the Trustee and the Collateral Agent acknowledge and agree to be bound by the provisions of the Bond Security Documents and the Intercreditor Agreements.

Section 4.2. Release of Collateral. The Lien on the Collateral will be released with respect to the Secured Obligations:

(1) in part, as to any property or assets constituting Collateral, to enable the disposition of such property or assets (to a Person that is not the Borrower or a Guarantor) to the extent permitted under the Applicable Senior Secured Notes Covenants;

(2) (i) in the case of a Subsidiary Guarantor that is released from its Guarantee with respect to any other Parity Lien Indebtedness other than by reason of payment under or the termination or repayment of the other Parity Lien Indebtedness, the release of the property and assets of such Guarantor; or (ii) the release of Collateral held by any Guarantor upon the release of such Guarantor from its Guarantee of the Secured Obligations;

(3) such property or assets becoming an Excluded Asset or an asset owned by a Subsidiary that is an “Excluded Subsidiary” under the documents governing the Senior Secured Notes or any Successor Indebtedness;

(4) as to the assets owned by such Excluded Subsidiary, upon any Subsidiary Guarantor becoming an Excluded Subsidiary;

(5) to the extent provided in the documents governing the Senior Secured Notes or any Successor Indebtedness, any securitization assets becoming subject to a receivables financing to the extent required by the terms of such receivables financing;

(6) as required pursuant to the terms of any Intercreditor Agreement;

(7) if such assets are released from the collateral under the Senior Secured Notes or any Successor Indebtedness and all other Indebtedness that is secured on a parity basis with the Borrower’s and the Guarantors’ obligations under this Loan Agreement and the Guarantees pursuant to the Pari Passu Intercreditor Agreement (or any successor thereto); and/or

(8) as contemplated in Section 11.4.

The security interest in all Collateral securing the Secured Obligations also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on, the Bonds and all other Obligations under the Indenture, this Loan Agreement and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest and premium, if any, are paid (including pursuant to a satisfaction and discharge of the Indenture) or (ii) a Legal Defeasance or Covenant Defeasance as set forth in Article VI.

Section 4.3. Certificates to the Trustee. The Borrower or the applicable Guarantor will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to Section 4.2(1) through (7) or pursuant to the Bond Security Documents:

(1) an Officer’s Certificate and an Opinion of Counsel each to the effect that (i) all conditions precedent provided for in this Loan Agreement and the Bond Security Documents to such release have been complied with, (ii) such release is authorized or permitted by the terms of this Loan Agreement and the Bond Security Documents; provided, however, that the Trustee shall have no obligation to verify or confirm any such certificate; and

(2) a form of such release (which release shall provide that the requested release is without recourse or warranty to the Trustee or the Collateral Agent).

Upon compliance by the Borrower or any Guarantor, as the case may be, with the conditions precedent set forth above, and delivery by the Borrower or such Guarantor to the Trustee of an Officer’s Certificate and an Opinion of Counsel in accordance with this Section 4.3, the Borrower and the relevant Guarantor shall authorize and direct the Collateral Agent to promptly cause to be released and reconveyed to the Borrower or the relevant Guarantor, as the case may be, the released Collateral, and take all other actions reasonably requested by the Borrower or such Guarantor in connection therewith, at the Borrower’s expense.

Section 4.4. Authorization of Receipt of Funds by the Trustee Under the Bond Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders of the Bonds distributed under the Bond Security Documents, and to make further distributions of such funds to the Holders of the Bonds according to the provisions of this Loan Agreement and the Indenture.

Section 4.5. Pledge and Assignment of Issuer’s Interests to Trustee. (A) The Issuer has, pursuant to the terms of the Pledge and Assignment, pledged and assigned certain of its rights and interests under and pursuant to this Loan Agreement to the Trustee as security for the payment of the principal of, premium, if any, Prepayment Fee, if any, Additional Purchaser Fees, if any, and interest on the Bonds. Such pledge and assignment shall in no way impair or diminish any obligations of the Issuer under this Loan Agreement.

(B) The Borrower hereby acknowledges receipt of notice of and consents to such pledge and assignment by the Issuer to the Trustee and specifically agrees to perform for the benefit of the Trustee all of its duties and undertakings hereunder (except duties undertaken with respect to the Unassigned Rights).

Section 4.6. Termination of Security Interest. Upon the full and final payment and performance of all Obligations of the Borrower under this Loan Agreement and the Bonds or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Loan Agreement and the Indenture in accordance with Article IV hereof, the Trustee will, at the request of the Borrower, deliver a certificate to the Collateral Agent stating that such Bonds have been paid in full.

Article V

LOAN BY THE ISSUER; REPAYMENT OF THE LOAN;
LOAN PAYMENTS AND OTHER AMOUNTS PAYABLE

Section 5.1. Loan Payments and Other Amounts Payable. (A) Upon the terms and conditions of this Loan Agreement, the Issuer will make the Loan to the Borrower. In consideration of and in repayment of the Loan, the Borrower shall make, as Loan Payments, payments sufficient in amount to pay when due the Debt Service Payments and the payments of the Purchase Price due and payable on the Bonds, until the principal of, and premium, if any, and interest on, and the purchase price for, the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture. The Borrower shall pay Loan Payments as follows:

(1) on or before each Bond Payment Date, the Borrower shall make available moneys to the Trustee for deposit into the Bond Fund, in an amount which, when added to any amounts then held in the Bond Fund, shall equal the amount payable as principal, interest and premium, if any, on the Bonds on such Bond Payment Date; and

(2) on or before each Purchase Date, the Borrower shall make available moneys to the Trustee in an amount which, when added to any amounts then held by the Trustee and available for application to pay the Purchase Price due on such Purchase Date, shall equal the amount payable on such Purchase Date as the Purchase Price of the Tendered Bonds on such Purchase Date;

provided, however, that the obligation of the Borrower to make any payment hereunder shall be deemed satisfied and discharged to the extent of the corresponding payment made by a Bank to the Trustee under a Letter of Credit and the reimbursement by the Borrower (or the Trustee with moneys provided by the Borrower) to the Bank in full for such payment pursuant to the terms of the related Reimbursement Agreement; provided further, however, that any payment by a Bank to the Trustee under a Letter of Credit will not relieve the Borrower of any of its obligations under the related Reimbursement Agreement.

(B) The Borrower shall pay as additional Loan Payments hereunder any premium when due on the Bonds and the following:

(1) (a) Within thirty (30) days after receipt of a demand therefor from the Trustee, the Bond Registrar or any Paying Agent or Authenticating Agent, the Borrower shall pay to the Trustee, the Bond Registrar or any Paying Agent or Authenticating Agent, as the case may be, the following amounts: (i) the reasonable fees, costs and expenses of the Trustee, the Bond Registrar, Paying Agent or Authenticating Agent for performing the obligations of the Trustee under the Indenture and the other Financing Documents; (ii) the sum of the expenses of the Trustee, the Bond Registrar, Paying Agent or Authenticating Agent reasonably incurred in performing the obligations of (x) the Borrower under this Loan Agreement, or (y) the Issuer under the Bonds, the Indenture or this Loan Agreement; and (iii) the reasonable attorneys’ fees of the Trustee, the Bond Registrar, Paying Agent or Authenticating Agent incurred in connection with the foregoing and other moneys due the Trustee, the Bond Registrar, Paying Agent or Authenticating Agent pursuant to the provisions of any of the Financing Documents.

(b) The Borrower shall pay the Remarketing Agent and Tender Agent, as additional Loan Payments hereunder, the fees and expenses of the Remarketing Agent and Tender Agent under the Indenture for services rendered in connection with the Bonds.

(c) The Borrower shall pay to the Tender Agent in federal or other immediately available funds not later than 3:00 p.m., New York, New York time, an amount equal to the amount the Tender Agent requires in order to purchase on behalf of the Borrower Bonds tendered pursuant to Article V of the Indenture on the date payment is to be made; provided, however, that the amount required to be paid under this paragraph shall be reduced by an amount equal to the sum of the amounts made available to the Tender Agent for such purpose from the proceeds of the remarketing of such Bonds by the Remarketing Agent or proceeds of a draw under the Credit Facility, if any. The Borrower hereby authorizes the Trustee to draw such moneys under the Credit Facility, if any, as are necessary for the purchase of Bonds pursuant to said Article III.

(2) (a) On the Closing Date, the Borrower shall pay to the Issuer, as the initial basic loan payment due hereunder, (i) a single lump sum payment in an amount equal to $30,000, representing the Issuer’s administration fee for the issuance of the Bonds; plus (ii) an additional lump sum payment in an amount equal to the fees and expenses of counsel to the Issuer relating to the Project.

(b) Within thirty (30) days after receipt of a demand therefor from the Issuer, the Borrower shall pay to the Issuer the sum of the reasonable expenses (including, without limitation, reasonable attorney’s fees and expenses) of the Issuer and the members, directors, officers, agents, servants and employees thereof incurred by reason of the Issuer’s making of the Loan, the financing and/or refinancing of the Project Facility, the issuance and delivery of any Bonds, the marketing or remarketing of any Bonds or in connection with the carrying out of the Issuer’s duties and obligations under this Loan Agreement or any of the other Financing Documents, and any other fee or expense of the Issuer with respect to the Project Facility, the Bonds or any of the other Financing Documents, the payment of which is not otherwise provided for under this Loan Agreement.

(3) The Borrower further agrees to make any rebate payments to the Trustee as are required of it under the Indenture and the Tax Agreement and to pay the costs and expenses of the independent certified public accounting firm or firm of attorneys engaged in accordance the Indenture relating to rebate payments required to be made pursuant to the Indenture and the Tax Agreement.

(4) The Borrower further agrees that if the payments to be made under this Loan Agreement shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Borrower shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Borrower, the Issuer or any third party.

(C) The Borrower agrees to make the above-mentioned payments, without any further notice, in lawful money of the United States of America as, at the time of payment, shall be legal tender for the payment of public and private debts. In the event the Borrower shall fail to make any payment required by this Section 5.1 for a period of more than ten (10) days from the date such payment is due, the Borrower shall pay the same, together with interest thereon, at the Default Interest Rate, from the date on which such payment was due until the date on which such payment is made.

(D) The Borrower shall be entitled to a credit against the Loan Payments next required to be made under Section 5.1(A) of this Loan Agreement to the extent that the balance of the Bond Fund is then in excess of amounts required (1) for payment of Bonds theretofore matured or theretofore called for redemption, (2) for payment of interest for which checks or drafts have been drawn and mailed by the Trustee, and (3) for deposit in the Bond Fund for use other than for the payment of Debt Service Payments on the Bond Payment Date next following the applicable date such Loan Payments are due pursuant to Section 5.1(A) of this Loan Agreement. In any event, however, if on any Interest Payment Date, the balance in the Bond Fund is insufficient to make required payments of Debt Service Payments on the Bonds, the Borrower forthwith will pay any deficiency to the Trustee, for the account of the Issuer and for deposit into the Bond Fund.

(E) The Issuer shall not be obligated to pay the principal of, purchase price or premium, if any, or interest on the Bonds, except from Trust Estate Revenues and other amounts available to the Issuer therefor under this Loan Agreement and other Financing Documents (excepting amounts related to the Unassigned Rights), with no obligation to seek collection thereof.

Section 5.2. Nature of Obligations of the Borrower Hereunder. (A) The obligations of the Borrower to make the payments required by this Loan Agreement and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be general obligations of the Borrower and shall be absolute and unconditional irrespective of any defense or any right of set-off, recoupment, counterclaim or abatement that the Borrower may otherwise have against the Issuer or the Trustee. The Borrower agrees that it will not suspend, discontinue or abate any payment required by, or fail to observe any of its other covenants or agreements contained in, this Loan Agreement, or terminate this Loan Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, any defect in the title, design, operation, merchantability, fitness or condition of the Project Facility or any part thereof or in the suitability of the Project Facility or any part thereof for the Borrower’s purposes or needs, failure of consideration for, destruction of or damage to, Condemnation of title to or the use of all or any part of the Project Facility, any change in the tax or other laws of the United States of America or of the State or any political subdivision thereof, or any failure of the Issuer to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or in connection with this Loan Agreement.

(B) Nothing contained in this Section 5.2 shall be construed to release the Issuer from the performance of any of the agreements on its part contained in this Loan Agreement, and, in the event the Issuer should fail to perform any such agreement, the Borrower may institute such action against the Issuer as the Borrower may deem necessary to compel performance or recover damages for non-performance (subject to the provisions of Section 11.10 of this Loan Agreement); provided, however, that the Borrower shall look solely to the Issuer’s rights created by the Financing Documents (excepting the Unassigned Rights) and not assigned to others pursuant to the Financing Documents for the satisfaction of any right or remedy of the Borrower for the collection of a judgment (or other judicial process) requiring the payment of money by the Issuer in the event of any liability on the part of the Issuer, and no other Property or assets of the Issuer or of the members, directors officers, agents (other than the Borrower), servants or employees of the Issuer shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of the Borrower’s remedies under or with respect to this Loan Agreement, the relationship of the Issuer and the Borrower hereunder or the Borrower’s title to the Project Facility, or any other liability of the Issuer to the Borrower.

Section 5.3. Prepayment of Loan Payments. (A) At any time that the Bonds are subject to optional redemption, purchase in lieu of redemption or defeasance under the Indenture, the Borrower may, at its option, prepay, in whole or in part, the Loan Payments payable under this Loan Agreement by causing there to be moneys in an amount equal to the Redemption Price of the Bonds being redeemed, or the

Purchase Price of Bonds being purchased in lieu of redemption, or the amounts needed to defease all of the Bonds pursuant to the Indenture, on deposit with the Trustee on or prior to the date such moneys are required to be on deposit with the Trustee to effect such redemption, purchase or defeasance of the Bonds pursuant to the provisions of the Indenture.

(B) The Borrower shall have the option to prepay its obligations under this Loan Agreement at the times and in the amounts as necessary to exercise its option to cause the Bonds to be redeemed under this Loan Agreement as set forth in the Indenture and in the Bonds.

(C) The Borrower hereby agrees that it shall prepay its obligations hereunder at the times and in the amounts as necessary to accomplish the mandatory redemption of the Bonds as set forth in the Indenture and in the Bonds.

(D) Pending application for those purposes, any moneys so delivered shall be held by the Trustee in a special account in the Bond Fund and delivery of those moneys shall not operate to abate or postpone Loan Payments or additional Loan Payments otherwise becoming due or to alter or suspend any other obligations of the Borrower under this Loan Agreement.

Section 5.4. Mandatory Prepayment. If an Event of Taxability occurs with respect to the Bonds, then the Borrower shall have and hereby accepts the obligation to prepay in whole or in part the Loan Payments in an amount equal to the amount required by Section 9.01(B) of the Indenture, including the principal amount of the Bonds required to be redeemed pursuant to Section 9.01(B) of the Indenture plus interest accrued, but unpaid, thereon and interest which will accrue thereon to the date fixed for redemption of such Bonds pursuant to Section 9.01(B) of the Indenture (collectively, the “Mandatory Prepayment Amount”). Pursuant to Section 9.01(B) of the Indenture, the date fixed for redemption of such Bonds shall generally be within one hundred eighty (180) days from the date of such Event of Taxability. The Borrower agrees to pay to the Trustee, for deposit in the Bond Fund, any Mandatory Prepayment Amount required to be paid pursuant to this Section 5.4, such Mandatory Prepayment Amount to be used to redeem all or part of the Outstanding Bonds pursuant to Section 9.01(B) of the Indenture.

Article VI

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 6.1. Option to Effect Legal Defeasance or Covenant Defeasance. The Borrower may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 6.2 or 6.3 hereof be applied to all Outstanding Bonds upon compliance with the conditions set forth below in this Article VI.

Section 6.2. Legal Defeasance and Discharge. Upon the Borrower’s exercise under Section 6.1 hereof of the option applicable to this Section 6.2, the Borrower and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 6.4 hereof, be deemed to have been discharged from their obligations with respect to all Outstanding Bonds (including the Guarantees) on the date the conditions set forth in Section 6.4 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Borrower and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Bonds (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 6.5 hereof and the other Sections of this Loan Agreement referred to in clauses (1) and (2) below, and to have satisfied all other obligations under such Bonds, the Guarantees and this Loan Agreement and, to the extent applicable, the Indenture (and the Trustee, on demand of and at the expense of the Borrower, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of Outstanding Bonds to receive payments in respect of the principal of, premium, if any, or interest on such Bonds when such payments are due from the trust referred to in Section 6.4 hereof;

(2) the Borrower’s obligations with respect to such Bonds concerning issuing temporary bonds, mutilated, destroyed, lost or stolen bonds and the maintenance of an office or agency for payment and money for security payments held in trust under Section 6.4 hereof and Section 16.01 of the Indenture;

(3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and under the Indenture, and the Borrower’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance Provisions of Article VI of this Loan Agreement and Article XVI of the Indenture.

Subject to compliance with this Article VI, the Borrower may exercise its option under this Section 6.2 notwithstanding the prior exercise of its option under Section 6.3 hereof.

Section 6.3. Covenant Defeasance. Upon the Borrower’s exercise under Section 6.1 hereof of the option applicable to this Section 6.3, the Borrower and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 6.4 hereof, be released from each of their obligations under Section 8.13 hereof with respect to the Outstanding Bonds on and after the date the conditions set forth in Section 6.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Bonds will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Bonds will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Bonds and Guarantees, the Borrower and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 10.1 hereof, but, except as specified above, the remainder of the Indenture and such Bonds and Guarantees shall be unaffected thereby. In addition, upon the Borrower’s exercise under Section 6.1 hereof of the option applicable to this Section 6.3, subject to the satisfaction of the conditions set forth in Section 6.4 hereof, Sections 10.1(3), (5), (9) and (10) hereof shall not constitute Events of Default.

Section 6.4. Conditions to Legal Defeasance or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 6.2 or 6.3 hereof:

(1) the Borrower must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Governmental Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the Outstanding Bonds on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Borrower must specify whether the Bonds are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 6.2 hereof, the Borrower must deliver to the Trustee an Opinion of Counsel confirming that the Legal Defeasance in and of itself will not cause interest on the Bonds to be included in gross income for federal income tax purposes;

(3) in the case of an election under Section 6.3 hereof, the Borrower must deliver to the Trustee an Opinion of Counsel confirming that the Covenant Defeasance in and of itself will not cause interest on the Bonds to be included in gross income for federal income tax purposes;

(4) no Default or Event of Default with respect to this Loan Agreement or the Bonds shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Loan Agreement, the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound;

(6) the Borrower must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Borrower with the intent of preferring the Holders of Bonds over the other creditors of the Borrower with the intent of defeating, hindering, delaying or defrauding any creditors of the Borrower or others; and

(7) the Borrower must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 6.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 6.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 6.5, the “Trustee”) pursuant to Section 6.4 hereof in respect of the Outstanding Bonds shall be held in trust and applied by the Trustee, in accordance with the provisions of such Bonds, the Indenture and this Loan Agreement, to the payment, either directly or through any Paying Agent, to the Holders of such Bonds of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Borrower shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 6.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Bonds.

Notwithstanding anything in this Article VI to the contrary, the Trustee shall deliver or pay to the Borrower from time to time upon the request of the Borrower any money or non-callable Government Securities held by it as provided in Section 6.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 6.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 6.6. Repayment to Borrower. Any money deposited with the Trustee or any Paying Agent, or then held by the Borrower, in trust for the payment of the principal of, premium, if any, or interest on, any Bond and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Borrower on its written request or (if then held by the Borrower) will be discharged from such trust; and the Holder of such Bond will thereafter be permitted to look only to the Borrower for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Borrower as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Borrower cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Borrower.

Section 6.7. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 6.2, 6.3 or 6.4 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Borrower’s and the Guarantors’ obligations under this Loan Agreement, the Indenture and the Bonds and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 6.2 or 6.3 or 6.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 6.2 or 6.3 and 6.4 hereof, as the case may be; provided, however, that, if the Borrower makes any payment of principal of, premium, if any, or interest on, any Bond following the reinstatement of its obligations, the Borrower shall be subrogated to the rights of the Holders of such Bonds to receive such payment from the money held by the Trustee or Paying Agent.

Article VII

GUARANTEES

Section 7.1. Guarantee. (A) Subject to this Article VII, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Bond authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Loan Agreement, the Indenture, the Bonds or the obligations of the Borrower hereunder or thereunder, that:

(1) the Loan Payments shall be promptly paid in full when due (which are intended to equal the principal of, premium on, if any, purchase price of, if any, and interest on, the Bonds when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if lawful, on the Bonds) and all other obligations of the Borrower and the Guarantors to the Issuer or the Trustee under this Loan Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof (the “Guaranteed Obligations”); and

(2) in case of any extension of time of payment or renewal of the Guaranteed Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(B) Each Guarantor waives (to the fullest extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenants that the Guaranteed Obligations will not be discharged except by complete performance of the obligations contained in the Bonds, the Indenture and this Loan Agreement. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person under the Indenture, the Bonds, this Loan Agreement or any other agreement or otherwise; (ii) any extension or renewal of the Indenture, the Bonds, this Loan Agreement or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Bonds, this Loan Agreement or any other agreement; (iv) the release of any security held by any holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or each Guarantor; (v) the failure of any holder, Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Guarantor, except as provided in Section 7.2(b). Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.

(C) Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Borrower first be used and depleted as payment of the Borrower’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Borrower be sued prior to an action being initiated against such Guarantor.

(D) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection).

(E) Except as expressly set forth in Article VI and Sections 7.2 and 7.6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under the Indenture, the Bonds, this Loan Agreement or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(F) Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations, be binding upon such Guarantor and its successors and inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Borrower or otherwise.

(G) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article X for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article X, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 7.1. Each Guarantor will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the holders under the Guaranteed Obligations.

(H) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred by the Trustee and the Collateral Agent in enforcing any rights under this Section 7.1.

(I) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture, the Bonds and this Loan Agreement.

Section 7.2. Limitation on Guarantor Liability. (A) Any term or provision of this Loan Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee or this Loan Agreement as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, preference, transfer at undervalue, oppression or similar laws affecting the rights of creditors generally.

(B) The Guarantee of any Subsidiary Guarantor will be released if the Borrower exercises its legal defeasance option or covenant defeasance option as set forth in Article VI, if the Borrower’s Obligations under this Loan Agreement are discharged (including pursuant to a satisfaction and discharge of this Loan Agreement or through a redemption or repurchase of all the Bonds or otherwise) in accordance with the terms of the Indenture or if there is a release or discharge of the guarantee by, or direct obligation of, such Subsidiary Guarantor of the Obligations under the Senior Secured Notes or any Successor Indebtedness, as applicable, other than by reason of payment under or the termination or repayment of the Senior Secured Notes or Successor Indebtedness or a release or discharge by or as a result of payment in connection with enforcement of remedies under such guarantee or direct obligation.

(C) To the extent the Borrower or the Company requests evidence of release of a Guarantor pursuant to this Section 7.2 from the Trustee, the Borrower or the Company shall deliver an Officer’s Certificate to the Trustee such release.

(D) The Guarantees of Holdings and/or the Company will be released if the Borrower exercises its legal defeasance option or covenant defeasance option as set forth in Article VI, if the Borrower’s Obligations under this Loan Agreement are discharged (including pursuant to a satisfaction and discharge of this Loan Agreement or through redemption or repurchase of all the Bonds or otherwise) in accordance with the terms of the Indenture or if there is a release or discharge of the guarantee by, or direct obligation of, Holdings or the Company of the Obligations under the Senior Secured Notes or any Successor Indebtedness, except by reason of payment under or the termination or repayment of the Senior Secured Notes or Successor Indebtedness or a discharge or release by or as a result of payment in connection with the enforcement of remedies under such guarantee or direct obligation.

Section 7.3. Execution and Delivery of Subsidiary Guarantee. Each Guarantor hereby agrees that its Guarantee set forth in Section 7.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Bond a notation of such Guarantee.

The delivery of any Bond by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Loan Agreement on behalf of the Guarantors.

Section 7.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article VII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article VII at law, in equity, by statute or otherwise.

Section 7.5. Modification. No modification, amendment or waiver of any provision of this Article VII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 7.6. Execution of Joinder for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to Section 8.4(B) shall promptly execute and deliver to the Trustee and the Collateral Agent a joinder to this Loan Agreement in the form of Exhibit B pursuant to which such Subsidiary shall become a Guarantor under this Article VII and shall guarantee the Guaranteed Obligations. No Opinion of Counsel shall be required in connection with the execution and delivery of a joinder in the form of Exhibit B for the addition of a Guarantor under this Loan Agreement.

Article VIII

SPECIAL COVENANTS

Section 8.1. No Warranty of Condition or Suitability by Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE PROJECT FACILITY OR ANY PART THEREOF OR AS TO THE SUITABILITY OF THE PROJECT FACILITY OR ANY PART THEREOF FOR THE BORROWER’S PURPOSES OR NEEDS. NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY IS MADE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO.

Section 8.2. Hold Harmless Provisions. (A) The Borrower hereby releases the Issuer and its members, directors, officers, agents (other than the Borrower), servants and employees from, agrees that the Issuer and its members, directors, officers, agents (other than the Borrower), servants and employees shall not be liable for and agrees to indemnify, defend and hold the Issuer and its members, directors, officers, agents (other than the Borrower), servants and employees harmless from and against any and all claims, causes of action, judgments, liabilities, damages, losses, costs and expenses arising as a result of the Issuer’s undertaking the Project, including, but not limited to, (1) liability for loss or damage to Property or bodily injury to or death of any and all Persons that may be occasioned, directly or indirectly, by any cause whatsoever pertaining to the Project Facility or arising by reason of or in connection with the occupation or the use thereof or the presence of any Person or Property on, in or about the Project Facility, (2) liability arising from or expense incurred by the Issuer’s financing or refinancing of the Project Facility, including, without limiting the generality of the foregoing, any sales or use taxes which may be payable with respect to goods supplied or services rendered with respect to the Project Facility, all liabilities or claims arising as a result of the Issuer’s obligations under this Loan Agreement or any of the other Financing Documents or the enforcement of or defense of validity of any provision of any Financing Document, and all liabilities or claims arising as a result of or in connection with the offering, issuance, sale or resale of the Bonds, (3) all claims arising from the issuance and sale of the Bonds, or any remarketing of the Bonds, and (4) all causes of action and attorneys’ fees and other expenses incurred in connection with any suits or actions which may arise as a result of any of the foregoing; provided that any such claims, causes of action, judgments, liabilities, damages, losses, costs or expenses of the Issuer are not incurred or do not result from the intentional wrongdoing of the Issuer or any of its members, directors, officers, agents (other than the Borrower), servants or employees. The foregoing indemnities shall apply notwithstanding the fault or negligence in part of the Issuer or any of its members, directors, officers, agents (other than the Borrower), servants or employees and notwithstanding the breach of any statutory obligation or any rule of comparative or apportioned liability.

(B) In the event of any claim against the Issuer or its members, directors, officers, agents (other than the Borrower), servants or employees by any employee of the Borrower or any contractor of the Borrower or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Borrower hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Borrower or such contractor under workers’ compensation laws, disability benefits laws or other employee benefit laws.

(C) Notwithstanding any other provisions of this Loan Agreement, the obligations of the Borrower pursuant to this Section 8.2 shall remain in full force and effect after the termination of this Loan Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all expenses, charges and costs incurred by the Issuer, or its members, directors, officers, agents (other than the Borrower), servants or employees, relating thereto.

Section 8.3. Corporate Existence. The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Borrower and its Subsidiaries;

provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if (a) the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Bonds or (b) if a Subsidiary is to be dissolved and is a Guarantor, such Subsidiary has no material assets; provided, further, the Borrower or any Guarantor may consolidate with or merge into another Person organized under the laws of one of the states of the United States of America or under the laws of the United States of America, or sell or otherwise transfer all of its assets as an entirety and thereafter dissolve, provided that the surviving, resulting or transferee Person, as the case may be, assumes, accepts and agrees in writing to perform all of the obligations of the Company or such Guarantor (including taking such action as shall be necessary to maintain the security interest in the Collateral owned by such Person for benefit of the Trustee and the Holders of the Bonds), as applicable, and such consolidation, merger or sale or transfer of assets does not result in the loss of the exclusion from gross income for federal income tax purposes of interest on the Bonds.

Section 8.4. Agreement to Provide Information; Compliance with Applicable Senior Secured Notes Covenants. (A) The Borrower agrees, whenever reasonably requested by the Issuer, to provide and certify or cause to be provided to the Issuer such information concerning the Borrower as is necessary to enable the Issuer to make any reports required by law or governmental regulation.

(B) The Borrower and each of the Guarantors shall comply with its obligations under the Applicable Senior Secured Notes Covenants. If compliance with the Applicable Senior Secured Notes Covenants would require the Borrower or any Guarantor to cause any Person to become a guarantor of the Senior Secured Notes or Successor Indebtedness, the Borrower and any such Guarantor shall cause such Person to become a Guarantor under this Loan Agreement. If compliance with the Applicable Senior Secured Notes Covenants would require the Borrower or any Guarantor to cause any additional property to become collateral (other than with respect to mortgages on fee-owned real property) with respect to the Senior Secured Notes or Successor Indebtedness, the Borrower and any such Guarantor shall cause such additional property to become collateral securing the obligations of the Borrower and Guarantors under this Loan Agreement.

Section 8.5. Depreciation Deductions, Tax Credits and Code Elections. (A) The parties agree that as between them the Borrower shall be entitled to all depreciation deductions and accelerated cost recovery system deductions with respect to any portion of the Project Facility pursuant to Sections 167 and 168 of the Code and to any investment credit pursuant to Section 38 of the Code with respect to any portion of the Project Facility which constitutes “Section 38 Property” and to all other state and/or federal income tax deductions and credits which may be available with respect to the Project Facility.

(B) Pursuant to the Code and the Treasury Regulations, the Issuer can make various elections under the Code and/or the Treasury Regulations with respect to the Bonds as described in the Tax Agreement (each, a “Code Election”). The Issuer hereby authorizes the Borrower to act as agent of the Issuer with respect to the Code Elections relating to the Bonds, and hereby authorizes the Borrower to make the Code Elections relating to the Bonds on behalf of the Issuer.

Section 8.6. Covenant Against Arbitrage Bonds. So long as any Bond shall be Outstanding, neither the Issuer nor the Borrower shall use, or direct or permit the use of, the proceeds of the Bonds or any other moneys within their respective control (including, without limitation, the proceeds of any insurance settlement or any Condemnation award with respect to the Project Facility) in any manner which, if such use had been reasonably expected on the date of issuance of the Bonds, would have caused any of the Bonds to be an “arbitrage bond” within the meaning ascribed to such quoted term in Section 148 of the Code. The Borrower agrees that it will comply with the requirements contained in Section 148(f) of the Code as it may be applicable to the Bonds or the proceeds derived from the sale of the Bonds or any other moneys which may arise out of, or in connection with, this Loan Agreement, the Indenture or the Project Facility throughout the term of the Bonds. The Issuer authorizes the Borrower, in the Issuer’s behalf, to calculate and make the rebate payments required by Section 148(f) of the Code.

Section 8.7. Indemnification of the Trustee. (A) Notwithstanding any other provisions of the Financing Documents, the Borrower agrees to indemnify and hold the Trustee, and its directors, officers, agents and employees, harmless from and against any and all claims, causes of action, judgments, liabilities, damages, losses, costs and expenses, including, but not limited to, reasonable attorneys’ fees, arising out of the execution, delivery, performance or administration of the Financing Documents, provided that the same are not a result of the gross negligence or willful misconduct of the Trustee, including the costs and expenses of enforcing the rights hereunder or defending itself against any claim (whether asserted by the Issuer, the Borrower, any Holder or any other person), provided that the same are not a result of the gross negligence or willful misconduct of the Trustee as finally determined by a court of competent jurisdiction.

(B) Notwithstanding any other provisions of this Loan Agreement or other Financing Documents, the obligations of the Borrower pursuant to this Section 8.7 shall remain in full force and effect after the termination of this Loan Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all reasonable fees, expenses and charges paid or incurred by the Trustee, or its directors, officers, agents or employees, relating thereto.

Section 8.8. Sales and Use Tax Exemption. The Borrower does not intend to claim any sales or use tax exemption by virtue of the Issuer’s involvement in the Project.

Section 8.9. Term; Termination of Loan Agreement. (A) This Loan Agreement shall remain in full force and effect from the date hereof to and including the later of (1) the final Stated Maturity of the Bonds or (2) such time as all of the Bonds and the fees and expenses of the Issuer and the Trustee shall have been fully paid or provision made for such payments; provided, however, that this Loan Agreement may be terminated prior to such date upon satisfaction of the Termination Preconditions described in Section 8.9(B) of this Loan Agreement.

(B) Upon (1) payment in full of the Loan evidenced by the Bonds, (2) termination of the Pledge and Assignment, (3) payment in full of all other Indebtedness evidenced by this Loan Agreement and (4) performance by the Borrower of all other obligations of the Borrower to the Issuer pursuant to the provisions of this Loan Agreement (collectively, the “Termination Preconditions”), this Loan Agreement shall terminate, except as provided in Section 11.8 of this Loan Agreement. Upon satisfaction of the Termination Preconditions, the Issuer agrees to execute and deliver to the Borrower the Termination of Loan Agreement, in substantially the form attached hereto as Exhibit A and by this reference made a part of this Loan Agreement.

(C) The Borrower agrees to (1) prepare evidence satisfactory to the Issuer of the satisfaction of the Termination Preconditions and (2) prepare the Termination of Loan Agreement and to forward same to the Issuer at least thirty (30) days prior to the date that the Borrower proposes that the Issuer execute and deliver the Termination of Loan Agreement.

Section 8.10. [Reserved].

Section 8.11. Stay, Extension and Usury Laws. The Borrower and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Loan Agreement; and the Borrower and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 8.12. Further Assurances and Corrective Instruments. The Borrower agrees that the Borrower will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the expressed intention of this Loan Agreement.

Section 8.13. Offer to Purchase Upon a Change of Control. (A) Upon the occurrence of a Change of Control, except to the extent the Borrower has previously or concurrently exercised its right to redeem Bonds pursuant to Section 9.01(A) of the Indenture, the Borrower will make an offer to each

Holder to purchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess of $100,000 when in the Commercial Paper Rate and equal to $100,000 and any larger denomination constituting an integral multiple of $5,000 when in Weekly Rate, Daily Rate or Term Rate) of that Holder’s Bonds at a purchase price in cash equal to 101% of the aggregate principal amount of Bonds purchased, plus accrued and unpaid interest, if any, on the Bonds purchased to, but not including, the date of purchase, subject to the rights of Holders of Bonds on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within thirty (30) days following any Change of Control, except to the extent the Borrower has exercised its right to redeem Bonds pursuant to Section 9.01(A) of the Indenture by delivery of a notice of redemption pursuant to Section 9.04 thereof, the Borrower will mail to each Holder’s registered address, or deliver electronically if held by DTC, with a copy to the Trustee, a notice (a “Change of Control Offer”) stating:

(1) that a Change of Control has occurred, or is expected to occur, and that such Holder has the right to require the Borrower to repurchase such Holder’s Bonds at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

(2) that the transaction or transactions that constitute, or are expected to constitute, a Change of Control;

(3) the repurchase date (the “Change of Control Payment Date”), which shall be no earlier than 10 days nor later than 60 days (unless delivered in advance of a Change of Control) from the date such notice is mailed or delivered electronically, except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below (in which case the expected repurchase date shall be stated (which may be based on a date relative to the closing of the transaction that is expected to result in the Change of Control and which may be tolled until the closing of such transaction));

(4) that any Bond not tendered will continue to accrue interest;

(5) that Holders electing to have any Bonds purchased pursuant to a Change of Control Offer shall be required to surrender the Bonds, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Bonds completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Bonds delivered for purchase, and a statement that such Holder is withdrawing his election to have the Bonds purchased;

(7) that Holders whose Bonds are being purchased only in part will be issued new Bonds equal in principal amount to the unpurchased portion of the Bonds surrendered, which unpurchased portion must be equal to $100,000 in principal amount or an integral multiple of $5,000 in excess thereof when in Weekly Rate, Daily Rate or Term Rate and $100,000 in principal amount or an integral multiple of $1,000 in excess thereof when in the Commercial Paper Rate; and

(8) other instructions determined by the Borrower, consistent with this covenant, that a Holder must follow in order to have its Bonds purchased.

Bonds repurchased by the Borrower pursuant to a Change of Control Offer or Alternate Offer will have the status of Bonds issued and outstanding. Bonds purchased by a third party pursuant to the preceding paragraph will have the status of Bonds issued and outstanding.

The Borrower shall comply, to the extent applicable, with the requirements applicable securities laws or regulations in connection with the repurchase of Bonds pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Borrower shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 8.13 by virtue thereof.

(B) On the Change of Control Payment Date, the Borrower shall, to the extent lawful:

(1) accept for payment all Bonds or portions of Bonds properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Bonds or portions of Bonds properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Bonds properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Bonds or portions of Bonds being purchased by the Borrower.

The Paying Agent shall promptly distribute to each Holder of Bonds properly tendered the Change of Control Payment for the Bonds, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Bond equal in principal amount to any unpurchased portion of the Bonds surrendered, if any; provided that each new Bond shall be in a principal amount of $100,000 or an integral multiple of $1,000 in excess of $100,000 when in the Commercial Paper Rate and $100,000 or an integral multiple of $5,000 when in Weekly Rate, Daily Rate or Term Rate. The Borrower shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(C) The provisions described in Sections 8.13(A) and 8.13(B) shall apply whether or not other provisions of this Loan Agreement are applicable. Except as described in Sections 8.13(A) and 8.13(B) hereof, Holders of Bonds shall not be permitted to require that the Borrower purchase or redeem the Bonds in the event of a takeover, recapitalization or similar transaction

(D) Notwithstanding anything to the contrary in this Section 8.13, the Borrower shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8.13 and purchases all Bonds properly tendered and not withdrawn under the Change of Control Offer, or (ii) in connection with or in contemplation of any Change of Control, the Borrower (or any Affiliate of the Borrower) or a third party has made an offer to purchase, at the times and otherwise in compliance with the requirements set forth herein, applicable to a Change of Control Offer (an “Alternate Offer”), any and all Bonds validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Bonds properly tendered in accordance with the terms of the Alternate Offer, or (iii) notice of redemption with respect to the applicable Bonds has been given pursuant to Article IX of the Indenture, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer or Alternate Offer may be made and terminate in advance of a Change of Control, and conditioned upon such Change of Control.

(E) If Holders of not less than ninety percent (90.0%) in aggregate principal amount of the Outstanding Bonds validly tender and do not validly withdraw such Bonds in a Change of Control Offer and the Borrower, or any third party making a Change of Control Offer in lieu of the Borrower in accordance with Section 8.13(D)(1), purchases all of the Bonds validly tendered and not validly withdrawn by such Holders, the remaining Outstanding Bonds not purchased pursuant to such Change of Control Offer shall be subject to mandatory tender on a date which is not more than sixty (60) days following the Change of Control Payment Date, as determined by the Borrower in a notice to the Trustee, Tender Agent and Remarketing Agent, if any, given not later than thirty (30) days prior to such mandatory tender date, at a purchase price in cash equal to the applicable Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to, but not including, the date of tender. In determining whether the Holders of at least than ninety percent (90.0%) of the aggregate principal of the then Outstanding Bonds have validly tendered and not withdrawn such Bonds in a Change of Control Offer, such calculation shall include all Bonds owned by an Affiliate of the Borrower (notwithstanding any provision of this Loan Agreement to the contrary).

Section 8.14. Borrower to Employ Remarketing Agent. The Borrower covenants to engage a Remarketing Agent in accordance with Section 13.01 of the Indenture to remarket any Bonds that are to be remarketed on any Purchase Date at least thirty (30) days prior thereto.

Section 8.15. Compliance With Indenture. The Borrower agrees that whenever the Indenture by its terms imposes a duty or obligation on the Borrower, such duty or obligation shall be binding upon the Borrower to the same extent as if the Borrower were an express party to the Indenture, and the Borrower agrees to carry out and perform all of its obligations under the Indenture.

Article IX

ASSIGNMENTS; MERGER OF THE ISSUER

Section 9.1. Assignments. (A) Except as otherwise set forth herein, this Loan Agreement may not be assigned by the Borrower, in whole or in part, without the prior written consent of the Issuer (which consent of the Issuer shall not be unreasonably withheld or delayed), the Trustee, and the Purchaser, if any.

(B) Pursuant to the terms of the Pledge and Assignment, the Issuer has pledged and assigned certain of its rights and interests under and pursuant to this Loan Agreement to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds. The Borrower hereby acknowledges receipt of notice of and consents to such pledge and assignment by the Issuer to the Trustee and specifically agrees to perform for the benefit of the Trustee all of its duties and undertakings hereunder (except duties undertaken with respect to the Unassigned Rights).

Section 9.2. Merger of the Issuer. (A) Nothing contained in this Loan Agreement shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or assignment by the Issuer of its rights and interests hereunder to, any other public instrumentality or a political subdivision of the State or the City of Kingsport, Tennessee which has the legal authority to perform the obligations of the Issuer hereunder, provided that (1) the exclusion of the interest payable on the Bonds from gross income for Federal income tax purposes shall not be adversely affect thereby; and (2) upon any such consolidation, merger or assignment, the due and punctual performance and observance of all of the agreements and conditions of this Loan Agreement, the Bonds and the Indenture to be kept and performed by the Issuer shall be expressly assumed in writing by the public instrumentality or political subdivision resulting from such consolidation or surviving such merger or to which the Issuer’s rights and interests under this Loan Agreement shall be assigned.

(B) As of the date of any such consolidation, merger or assignment, the Issuer shall give notice thereof in reasonable detail to the Borrower and the Trustee. The Issuer shall promptly furnish to the Trustee and the Borrower such additional information or opinions with respect to any such consolidation, merger or assignment as the Trustee and the Borrower may reasonably request.

Section 9.3. Change in the Use of the Project Facility. In the Tax Agreement, the Borrower has covenanted that the Borrower will not do anything that would cause the change in use provisions contained in Section 150(b)(3) of the Code to become applicable to the Bonds (any such event being hereinafter referred to as a “Change in Use”), unless the Borrower first receives an opinion of Bond Counsel that such change in use will not adversely affect the exclusion from gross income from federal income tax purposes of interest paid or payable on the Bonds. Notwithstanding anything to the contrary contained herein, the Borrower hereby agrees that, before any Change in Use shall occur, the Borrower shall first file with the Issuer and the Trustee an opinion of Bond Counsel that such action will not adversely affect the exclusion from gross income for federal income tax purposes of interest paid or payable on the Bonds (a “Change in Use Opinion”). If, in connection with obtaining any such Change in Use Opinion, Bond Counsel indicates that an amount of money is required to be applied to the redemption of the Bonds, the Borrower shall transfer such amount to the Trustee for deposit in the Bond Fund and use as provided in the Indenture.

Article X

EVENTS OF DEFAULT AND REMEDIES

Section 10.1. Events of Default Defined. The following shall be “Events of Default” under this Loan Agreement, and the terms “Event of Default” or “Default” shall mean, whenever they are used in this Loan Agreement, any one or more of the following events:

(1) default by the Borrower for a period of three (3) Business Days in the due and punctual payment of interest on the Bonds;

(2) default by the Borrower in the due and punctual payment of the principal of, or premium, if any, on the Bonds;

(3) failure by the Borrower or any Guarantor for ninety (90) days after written notice to the Borrower by the Trustee or the Holders of at least 51% in aggregate principal amount of the Bonds then outstanding to comply with any of the agreements in this Loan Agreement (other than a default referred to in clause (1) or (2) of this Section 10.1); provided, that if such failure is of such nature that it can be corrected (as agreed to by the Trustee) but not within such period, the same shall not constitute an Event of Default so long as the Borrower institutes prompt corrective action and is diligently pursuing the same and provided further, that if the Borrower is unable to institute corrective action or to pursue the same because of circumstances beyond its control, the same shall not constitute an Event of Default until such circumstances no longer exist and then only after the Borrower has had an opportunity to remedy the same as provided above;

(4) payment of the purchase price of any Bond required to be purchased pursuant to Section 5.01 of the Indenture is not made when such payment becomes due and payable;

(5) default under any other Parity Lien Indebtedness, whether such Parity Lien Indebtedness now exists, or is created after the date of this Loan Agreement, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Parity Lien Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Parity Lien Indebtedness prior to its express maturity,

(6) except as permitted by this Loan Agreement, any Guarantee of any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, the Company or Holdings shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, the Company or Holdings, or any Person acting on behalf of any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, the Company or Holdings shall deny or disaffirm its or their obligations under its or their Guarantee(s);

(7) the Borrower, the Company, Holdings, or any of the Subsidiary Guarantors of the obligations hereunder that is a Significant Subsidiary or any group of Subsidiary Guarantors of the obligations hereunder that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a custodian of it or for all or substantially all of its property, or

(d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Borrower, Holdings, the Company or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(b) appoints a custodian of the Borrower, the Company, Holdings or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary for it or all or substantially all of its property; or

(c) orders the liquidation of the Borrower, the Company, Holdings or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9) (x) any material provision of any Bond Security Document or Intercreditor Agreement with respect to the Bonds, at any time, (a) ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, this Loan Agreement, the Bond Security Documents and the Intercreditor Agreements or (b) is declared invalid or unenforceable by a court of competent jurisdiction, (y) the Borrower or any Guarantor contests in writing the validity or enforceability of any provision of any Bond Security Document or Intercreditor Agreement or (z) the Borrower or any Guarantor denies in writing that it has any further liability under the Indenture, this Loan Agreement or any Bond Security Document or Intercreditor Agreement or gives written notice to revoke or rescind any Bond Security Document or the perfected first-priority or second-priority Liens, as applicable, created thereby with respect to the Secured Obligations, other than in accordance with the terms of the Indenture, this Loan Agreement, the Security Documents and the Intercreditor Agreements; or

(10) any Bond Security Document covering a material portion of the Collateral for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected first-priority or second-priority Lien, as applicable, on and security interest in any material Collateral covered thereby with respect to the Bonds, subject to Permitted Liens, except to the extent that any such perfection or priority is not required pursuant to the Indenture, this Loan Agreement and the Bond Security Documents or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Bond Security Documents.

Section 10.2. Acceleration. In the case of an Event of Default specified in clause (7) or (8) of Section 10.1 hereof, with respect to the Borrower, the Company, Holdings, or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, the Loan and all Outstanding Bonds will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 51% in aggregate principal amount of the then Outstanding Bonds may declare all the Bonds to be due and payable immediately. Upon any such declaration, the Bonds shall become due and payable immediately.

Section 10.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Loan, including the principal of, premium, if any, or interest on, the Bonds or to enforce the performance of any provision of the Bonds, the Indenture or this Loan Agreement, subject to the terms and conditions of the Bond Security Documents and Intercreditor Agreements.

The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Bond in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

If an Event of Default occurs and is continuing with respect to the Unassigned Rights, the Issuer may pursue any available remedy to collect any amounts due to the Issuer pursuant to the Unassigned Rights or to enforce the performance of any of the Unassigned Rights.

Section 10.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then Outstanding Bonds by written notice to the officer of the Trustee responsible for the administration of the Trust Estate (as defined in the Indenture) may, on behalf of the Holders of all of the Bonds waive any existing Default or Event of Default and its consequences hereunder, except a continuing

Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Bonds (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then Outstanding Bonds may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Loan Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 10.5. Control by Majority. Subject to the terms of the Bond Security Documents, the Intercreditor Agreements and certain other limitations, Holders of a majority in principal amount of the Bonds that are then Outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or this Loan Agreement or the Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Bonds or that may involve the Trustee in personal liability.

Section 10.6. Limitation on Suits. No Holder of a Bond may pursue any remedy with respect to this Loan Agreement, the Indenture or the Bonds unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 51% in aggregate principal amount of the then Outstanding Bonds make a written request to the officer of the Trustee responsible for the administration of the Trust Estate (as defined in the Indenture) to pursue the remedy;

(3) such Holder or Holders have offered the Trustee security or indemnity against any loss, liability or expense it may incur;

(4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then Outstanding Bonds do not give the Trustee a direction inconsistent with such request.

A Holder of a Bond may not use this Loan Agreement or the Indenture to prejudice the rights of another Holder of a Bond or to obtain a preference or priority over another Holder of a Bond.

Section 10.7. Rights of Holders of Bonds to Receive Payment. Notwithstanding any other provision of this Loan Agreement, the right of any Holder of a Bond to receive payment of principal of, premium, if any, or interest on, the Bond, on or after the respective due dates expressed in the Bond (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 10.8. Collection Suit by Trustee. If an Event of Default specified in Section 10.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Borrower for the whole amount of principal of, premium, if any, and interest on, remaining unpaid on, the Bonds and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 10.9. Trustee May File Proofs of Claims. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Bonds allowed in any judicial proceedings relative to the Borrower (or any other obligor upon the Bonds), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under the Indenture, including without limitation, under Section 12.04 of the Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under this Indenture, including without limitation, under Section 12.04 of the Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 10.10. Priorities. If the Trustee collects any money pursuant to this Article X or, after an Event of Default, any money or other property distributable in respect of the Borrower’s obligations under this Loan Agreement, such money shall be applied in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 12.04 of the Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Bonds for amounts due and unpaid on the Bonds for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal, premium, if any, and interest, respectively; and

Third: to the Borrower or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Bonds pursuant to this Section 10.10.

Section 10.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Loan Agreement or the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 10.11 does not apply to a suit by the Trustee, a suit by a Holder of a Bond pursuant to Section 10.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Bonds.

Section 10.12. Bond Security Documents and Intercreditor Agreements. Notwithstanding anything to the contrary herein, the rights of the Trustee, the Issuer and the Holders to exercise remedies under this Loan Agreement are subject in all respects to the terms and provisions of the Bond Security Documents and the Intercreditor Agreements.

Section 10.13. Agreement to Pay Certain Attorneys’ Fees and Expenses. In the event the Borrower should default under any of the Issuer’s Unassigned Rights, and the Issuer should employ attorneys or incur other expenses for the collection of amounts payable hereunder with respect to the Issuer’s Unassigned Rights or the enforcement of performance or observance of any obligations or agreements on the part of the Borrower herein contained with respect to the Issuer’s Unassigned Rights, the Borrower shall, on demand therefor, pay to the Issuer the reasonable fees of such attorneys and such other reasonable expenses so incurred, whether an action is commenced or not.

Section 10.14. Electronic Communications. The Trustee shall have the right to accept and act upon directions or instructions from the Issuer or the Borrower delivered using Electronic Means (defined below); provided, however, that the Issuer and the Borrower shall provide to the Trustee an incumbency certificate listing authorized representatives with the authority to provide such directions or instructions (each a "Designated Authorized Representative") and containing specimen signatures of such Designated Authorized Representatives, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Issuer or the Borrower elects to give the Trustee directions or instructions using Electronic Means and the Trustee in its discretion elects to act upon such directions or instructions, the Trustee's understanding of such directions or instructions shall be deemed controlling. The Issuer and the Borrower each understand and agree that the Trustee cannot determine the identity of the actual sender of such directions or instructions and that the Trustee shall conclusively presume that directions or instructions that purport to have been sent by a Designated Authorized Representative listed on the incumbency certificate provided to the Trustee have been sent by such Designated Authorized Representative. The Issuer and the Borrower shall be responsible for ensuring that only Designated Authorized Representatives transmit such directions or instructions to the Trustee and that all Designated Authorized Representatives treat applicable user and authorization codes, passwords and/or authentication keys as confidential and with extreme care. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon and compliance with such directions or instructions notwithstanding such directions or instructions conflict or are inconsistent with a subsequent written direction or written instruction. The Issuer and the Borrower agree: (i) to assume all risks arising out of the use of Electronic Means to submit directions or instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized directions or instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting directions or instructions to the Trustee and that there may be more secure methods of transmitting directions or instructions; (iii) that the security procedures (if any) to be followed in connection with its transmission of directions or instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

"Electronic Means" shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Article XI

MISCELLANEOUS

Section 11.1. Notices. (A) All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when (1) sent to the applicable address stated below by registered or certified mail, return receipt requested, or by such other means as shall provide the sender with documentary evidence of such delivery, or (2) delivery is refused by the addressee, as evidenced by the affidavit of the Person who attempted to effect such delivery.

(B) The addresses to which notices, certificates and other communications hereunder shall be delivered are as follows:

IF TO THE ISSUER:

The Industrial Development Board of the City of Kingsport, Tennessee

400 Clinchfield Street, Suite 100

Kingsport, Tennessee 37660

Attention: Chairman

WITH A COPY TO:

Joel A. Conkin

J Conkin Law PLLC

108 E. Main Street, Suite 202

Kingsport, TN 37660

IF TO THE BORROWER:

Domtar Paper Company, LLC

c/o Domtar Corporation

234 Kingsley Park Drive

Fort Mill, South Carolina 29715

Attention: Nancy Klembus, Chief Legal Officer

WITH A COPY TO:

Troutman Pepper Hamilton Sanders LLP

600 Peachtree Street, N.E., Suite 3000

Atlanta, Georgia 30308

Attention: Eric A. Koontz, Esq.

IF TO THE TRUSTEE:

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th Floor

AIM 154-1260

Pittsburgh, Pennsylvania 15262

Attention: Corporate Trust Services

(C) A duplicate copy of each notice, certificate and other communication given hereunder by the Issuer or the Borrower to the other shall also be given to the Trustee.

(D) The Issuer, the Borrower and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

Section 11.2. Binding Effect. This Loan Agreement shall inure to the benefit of the Issuer, the Borrower, the Trustee and the holders of the Bonds and shall be binding upon the Issuer, the Borrower, the Guarantors and, as permitted by this Loan Agreement, their respective successors and assigns.

Section 11.3. Severability. If any one or more of the covenants or agreements provided herein on the part of the Issuer or the Borrower to be performed shall, for any reason, be held or shall, in fact, be inoperative, unenforceable or contrary to law in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance. Further, if any one or more of the phrases, sentences, clauses, paragraphs or sections herein shall be contrary to law, then each such phrase, sentence, clause, paragraph or section shall be deemed separable from the remaining phrases, sentences, clauses, paragraphs or sections of this Loan Agreement and shall in no way affect the validity of the other provisions of this Loan Agreement.

Section 11.4. Amendments. This Loan Agreement may not be amended, changed, modified, altered or terminated, except by an instrument in writing signed by the parties hereto, and in compliance with the provisions of Article XII.

Section 11.5. Execution of Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 11.6. Applicable Law. This Loan Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State.

Section 11.7. Amounts Remaining in Funds. (A) Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds for 2 years after the due date thereof (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise), shall be paid to the Borrower; provided that if the Trustee shall have drawn on the Credit Facility, if any, and the Credit Facility Provider has not been reimbursed by the Borrower pursuant to the Reimbursement Agreement, such amounts remaining in the Bond Fund shall belong and be paid first to the Credit Facility Provider to the extent it has not been so reimbursed. With respect to that principal of and any premium and interest on the Bonds to be paid from moneys paid to the Borrower, the Purchaser or any Credit Facility Provider pursuant to the preceding sentence, the Holders of the Bonds entitled to those moneys shall look solely to the Borrower for the payment of those moneys.

(B) Further, any other amounts remaining in the Bond Fund (other than in the Credit Facility Account, the Remarketing Proceeds Account, the Redemption Premium Account and the Defeasance Account) and any amounts remaining in any other special funds or accounts (other than the Project Fund and the Rebate Fund) created under this Loan Agreement or the Indenture after all of the Outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Loan Agreement and the Indenture have been paid, shall be paid to the Borrower to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the Outstanding Bonds; provided that if the Trustee shall have drawn on a Credit Facility, if any, and the Credit Facility Provider has not been reimbursed by the Borrower pursuant to the Reimbursement Agreement, such amounts shall belong and be paid first to the Credit Facility Provider to the extent it has not been so reimbursed.

Section 11.8. Survival of Obligations. (A) The obligations of the Borrower to make the payments required by Section 5.1(B) of this Loan Agreement and to provide the indemnity required by Sections 8.2 and 8.7 of this Loan Agreement shall survive the termination of this Loan Agreement and the full payment of the Bonds, and all such payments after such termination shall be made upon demand of the party to whom such payment is due.

(B) The obligations of the Borrower with respect to the Unassigned Rights shall survive the termination of this Loan Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the Unassigned Rights may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all expenses and charges incurred by the Issuer, or its members, directors, officers, agents, servants or employees, relating thereto.

Section 11.9. Table of Contents and Section Headings Not Controlling. The Table of Contents and the headings of the several Sections in this Loan Agreement have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Loan Agreement.

Section 11.10. No Recourse; Special Obligation. (A) All covenants, stipulations, promises, agreements and obligations of the Issuer contained in this Loan Agreement, in the Bonds, in the other Financing Documents executed by the Issuer and in the other documents and instruments connected herewith or therewith, and in any documents supplemental thereto (collectively, the “Issuer Documents”) shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member, director, officer, agent, servant or employee of the Issuer in his individual capacity, and no recourse under or upon any obligation, covenant or agreement in the Issuer Documents contained or otherwise based upon or in respect of the Issuer Documents, or for any claim based hereon or thereon or otherwise in respect of this Loan Agreement or thereof, shall be had against any past, present or future member, director, officer, agent, servant or employee, as such, of the Issuer or of any successor entity or political subdivision or any Person executing any of the Issuer Documents on behalf of the Issuer, either directly or through the Issuer or any successor entity or political subdivision or any Person so executing any of the Issuer Documents on behalf of the Issuer, it being expressly understood that the Issuer Documents and the Bonds issued thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any such member, director, officer, agent, servant or employee of the Issuer or of any successor entity or political subdivision or any Person so executing any of the Issuer Documents on behalf of the Issuer because of the creation of the indebtedness thereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Issuer Documents or implied therefrom; and that any and all such personal liability of, and any and all such rights and claims against, every such member, director, officer, agent, servant or employee because of the creation of the indebtedness authorized by the Issuer Documents, or under or by reason of the obligations, covenants or agreements contained in the Issuer Documents or implied therefrom, are, to the extent permitted by law, expressly waived and released as a condition of, and as a consideration for, the execution by the Issuer of the Issuer Documents and the issuance, sale and delivery of the Bonds.

(B) The obligations and agreements of the Issuer contained herein and therein shall not constitute or give rise to an obligation of the City of Kingsport, Tennessee, the State of Tennessee, or any political subdivision of the State of Tennessee, and neither the City of Kingsport, Tennessee, the State of Tennessee nor any political subdivision of the State of Tennessee shall be liable hereon or thereon, and, further, such obligations and agreements shall not constitute or give rise to a general obligation of the Issuer, but rather shall constitute limited obligations of the Issuer payable solely from the revenues of the Issuer derived and to be derived from this Loan Agreement and the other Issuer Documents (except for revenues derived by the Issuer with respect to the Unassigned Rights).

(C) No order or decree of specific performance with respect to any of the obligations of the Issuer hereunder shall be sought or enforced against the Issuer unless (1) the party seeking such order or decree shall first have requested the Issuer in writing to take the action sought in such order or decree of specific performance, and ten (10) days shall have elapsed from the date of receipt of such request, and the Issuer shall have refused to comply with such request (or, if compliance therewith would reasonably be expected to take longer than ten days, shall have failed to institute and diligently pursue action to cause compliance with such request within such ten day period) or failed to respond within such notice period, (2) if the Issuer refuses to comply with such request and the Issuer’s refusal to comply is based on its reasonable expectation that it will incur fees and expenses, the party seeking such order or decree shall have placed in an account with the Issuer an amount or undertaking sufficient to cover such reasonable fees and expenses, and (3) if the Issuer refuses to comply with such request and the Issuer’s refusal to comply is based on its reasonable expectation that it or any of its members, directors, officers, agents (other than the Borrower), servants or employees shall be subject to potential liability, the party seeking such order or decree shall (a) agree to indemnify, defend and hold harmless the Issuer and its members, directors, officers, agents (other than the Borrower), servants and employees against any liability incurred as a result of its compliance with such demand, and (b) if requested by the Issuer, furnish to the Issuer satisfactory security to protect the Issuer and its members, directors, officers, agents (other than the Borrower), servants and employees against all liability expected to be incurred as a result of compliance with such request. Any failure to provide the indemnity and/or security required in this Section 11.10(C) shall not affect the full force and effect of an Event of Default hereunder.

Section 11.11. Rights of Trustee. With respect to its obligations hereunder and under any other Financing Document, the Trustee has the rights described in the Indenture, including without limitation Article XII thereof.

Article XII

AMENDMENT, SUPPLEMENT AND WAIVER

Section 12.1. Without Consent of Holders of Bonds. Notwithstanding Section 12.2 of this Loan Agreement, without the consent of any Holder of Bonds, the Borrower, the Guarantors (only in respect to amendments or supplements pertaining to the Guarantees generally) and the Issuer may amend or supplement this Loan Agreement or the Guarantees:

(1) to cure any ambiguity, mistake, defect or inconsistency;

(2) to provide for the assumption of the Borrower’s Obligations under this Loan Agreement in the case of a merger or consolidation or sale of all or substantially all of the Borrower’s assets in accordance with the terms of this Loan Agreement;

(3) to make any change that would provide any additional rights or benefits to the Holders of the Bonds or that does not adversely affect the legal rights under this Loan Agreement of any such Holder;

(4) to conform the text of this Loan Agreement to any provision of the Sections entitled “THE 2024 BONDS”, “SECURITY AND SOURCES OF PAYMENT FOR THE 2024 BONDS, THE LOAN PAYMENTS AND OTHER PARITY DEBT” and/or “LOAN AGREEMENT” in the Official Statement dated November 20, 2024, relating to the initial offering of the Bonds;

(5) to allow any Guarantor to execute a joinder to this Loan Agreement and/or a Guarantee with respect to the Bonds;

(6) to add Collateral with respect to any or all of the obligations hereunder;

(7) in the case of any Bond Security Document, to include therein any legend required to be set forth therein pursuant to the Intercreditor Agreements or to modify any such legend as required by the Intercreditor Agreements;

(8) to release Collateral from the Lien securing the obligations hereunder when permitted or required by the Bond Security Documents, the Intercreditor Agreements, the Indenture or this Loan Agreement;

(9) to enter into any intercreditor agreement having substantially similar terms with respect to the holders as those set forth in the Intercreditor Agreements, or any joinder thereto; or

(10) with respect to the Bond Security Documents or the Intercreditor Agreements, as provided in the Bond Security Documents or the Intercreditor Agreements (including to add or replace Parity Lien Obligations or Priority Lien Obligations).

Upon the request of the Borrower accompanied by a resolution of its governing body (a “Board Resolution”) authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel certifying that such amendment or supplement is authorized or permitted by the terms of this Loan Agreement, the Issuer shall join with the Borrower and the Guarantors in the execution of such amendment or supplement and make any further appropriate agreements and stipulations that may be therein contained, but the Issuer shall not be obligated to enter into such amendment or supplement that affects its own rights, duties or immunities under the Indenture or otherwise.

Section 12.2. With Consent of Holders of Bonds. Except as provided below in this Section 12.2, the Borrower and the Issuer and the Guarantors may amend or supplement this Loan Agreement (including, without limitation, Section 8.13 hereof), and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Bonds then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Bonds), and, subject to Sections 10.4 and 10.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Bonds, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Loan Agreement or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Bonds (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Bonds).

Upon the request of the Borrower accompanied by a Board Resolution and upon the filing with the Trustee of evidence of the consent of the Holders of Bonds as aforesaid, and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel certifying that such amendment, supplement or waiver is authorized or permitted by the terms of this Loan Agreement, the Issuer shall join with the Borrower and the Guarantors in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver directly affects the Issuer’s own rights, duties or immunities under this Loan Agreement or otherwise, in which case the Issuer may in its discretion, but will not be obligated to, enter into such amendment, supplement or waiver.

It is not necessary for the consent of the Holders under this Section 12.2 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 12.2 becomes effective, the Borrower shall mail or deliver electronically to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Borrower to mail or deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental loan agreement or waiver. Subject to Sections 10.4 and 10.7 hereof and Section 15.03 of the Indenture, the Holders of a majority in aggregate principal amount of the Bonds then outstanding voting as a single class may waive compliance in a particular instance by the Borrower with any provision of this Loan Agreement, the Bonds or the Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 12.2 may not (with respect to any Bonds held by a non-consenting Holder):

(1) decrease the amount payable under this Loan Agreement or any Guarantee;

(2) change the date of payment or prepayment of this Loan Agreement or the Guarantees;

(3) change any provisions with respect to amendment;

(4) reduce the principal amount of Bonds whose Holders must consent to an amendment, supplement or waiver;

(5) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Bonds (except a rescission of acceleration of such Bonds by the Holders of at least a majority in aggregate principal amount of the then Outstanding Bonds and a waiver of the payment default that resulted from such acceleration); or

(6) make any change in the provisions of this Loan Agreement relating to waivers of past Defaults or the rights of Holders of Bonds to receive payments of principal of, premium, if any, or, interest on, the Bonds;

provided, however, that notwithstanding the foregoing, in connection with any mandatory purchase pursuant to the Indenture of all of the Bonds or any purchase in lieu of redemption pursuant to the Indenture of all of the Bonds, no consent of the Bondholders shall be required for any amendment to this Loan Agreement or the Guarantees in any respect (even if such amendment is adverse to the interests of the Bondholders), provided that such amendment shall not be effective until after such mandatory purchase or purchase in lieu of redemption and the payment of the purchase price in connection therewith.

Notwithstanding the foregoing and subject to the terms of the Bond Security Documents and the Intercreditor Agreements, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Bonds then outstanding, no amendment or waiver may (A) make any change in the provisions in this Loan Agreement dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Loan Payments in respect of the Bonds or (B) change or alter the priority of the Liens securing the Loan Payments in respect of the Bonds in any material portion of the Collateral in any way adverse to the Holders of the Bonds in any material respect, other than, in each case, as provided under the terms of the Bond Security Documents or the Intercreditor Agreements.

Section 12.3. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Bond is a continuing consent by the Holder of a Bond and every subsequent Holder of a Bond or portion of a Bond that evidences the same debt as the consenting Holder’s Bond, even if notation of the consent is not made on any Bond. However, any such Holder of a Bond or subsequent Holder of a Bond may revoke the consent as to its Bond if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. For the avoidance of doubt, the Bond Security Documents and the Intercreditor Agreements may be amended in accordance with their terms.

Section 12.4. Notation or Exchange of Bonds. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Bond thereafter authenticated. The Borrower in exchange for all Bonds may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Bonds that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Bond will not affect the validity and effect of such amendment, supplement or waiver.

Section 12.5. Issuer to Sign Amendments, Etc. Upon its receipt of any documentation required to be delivered to it pursuant to this Article XII, the Issuer shall sign any amendment or supplement authorized pursuant to this Article XII if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Issuer. The Borrower may not sign an amendment or supplement until the Board of Directors of the Borrower approves it. In executing any amendment or supplement pursuant to this Article XII, the Issuer will be entitled to receive and (subject to Section 15.06 of the Indenture) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Loan Agreement and the Bond Security Documents

IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Loan Agreement to be executed in their respective names by their respective duly authorized officers and have caused this Loan Agreement to be dated as of the day and year first above written.

THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF KINGSPORT, TENNESSEE

BY: ___________________________________

Chairman

DOMTAR PAPER COMPANY, LLC

BY: ___________________________________

Name: Joseph Ragan

Title: Vice President and Chief Financial Officer

STATE OF TENNESSEE

COUNTY OF SULLIVAN

Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared CRAIG DENISON, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be Chairman of THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF KINGSPORT, TENNESSEE, a Tennessee public nonprofit corporation, and that he, as such Chairman, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing his name as Chairman.

WITNESS MY HAND AND SEAL, this ______ day of ____________, 2024.

____________________________________

Notary Public

STATE OF _____________

COUNTY OF ___________

Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared Joseph Ragan, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Vice President and Chief Financial Officer of DOMTAR PAPER COMPANY, LLC, a Delaware limited liability company, and that he, as such Vice President and Chief Financial Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing his name as Vice President and Chief Financial Officer.

WITNESS MY HAND AND SEAL, this ______ day of ____________, 2024.

____________________________________

Notary Public

Acknowledged and agreed to by:

GUARANTORS:

PEARL EXCELLENCE HOLDCO L.P., as a Guarantor

By: KARTA HALTEN GENERAL PARTNER B.V., its General Partner

By:

Name: Hardi Wardhana

Title: Authorized Signatory

By:

Name: Sugiarto Kardiman

Title: Authorized Signatory

DOMTAR CORPORATION, as a Guarantor By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
ATLAS SOUTHEAST PAPERS, INC., as a Guarantor By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
ATLAS TISSUE HOLDINGS, INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer

BOWATER NUWAY MID-STATES INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
CALHOUN NEWSPRINT COMPANY By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
CATALYST PAPER HOLDINGS INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
CATALYST PAPER (USA) INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
DOMTAR A.W. LLC By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
DOMTAR DELAWARE HOLDINGS INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer

EAM CORPORATION By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
FIBREK RECYCLING U.S. INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
FIBREK U.S. INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE EL DORADO INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE FP FLORIDA INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE US LUMBER INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer

RESOLUTE FOREST PRODUCTS, INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE FP US INC. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
DONOHUE CORP. By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
ABITIBI CONSOLIDATED SALES LLC By: RESOLUTE FOREST PRODUCTS, INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE GROWTH US LLC By: RESOLUTE FOREST PRODUCTS, INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer

ACCURATE PAPER HOLDINGS, LLC By: ATLAS TISSUE HOLDINGS, INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
ATLAS PAPER MILLS, LLC By: ATLAS TISSUE HOLDINGS, INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
ATLAS PAPER MANAGEMENT, LLC By: ATLAS PAPER MILLS, LLC, its Sole Member By: ATLAS TISSUE HOLDINGS, INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE CADDO RIVER LLC By: RESOLUTE US LUMBER INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer

RESOLUTE CROSS CITY LLC By: RESOLUTE US LUMBER INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE CROSS CITY TIMBER MANAGEMENT, LLC By: RESOLUTE US LUMBER INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE CROSS CITY REAL ESTATE HOLDINGS LLC By: RESOLUTE US LUMBER INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE GLENWOOD LLC By: RESOLUTE US LUMBER INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer

RESOLUTE NAVCOR LLC By: RESOLUTE US LUMBER INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
GLPC RESIDUAL MANAGEMENT, LLC By: FIBREK RECYCLING U.S. INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE FP AUGUSTA LLC By: ABITIBI CONSOLIDATED SALES LLC, its Manager By: RESOLUTE FOREST PRODUCTS, INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
RESOLUTE HAGERSTOWN LLC By: RESOLUTE FP US INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer

RESOLUTE TISSUE, LLC By: RESOLUTE GROWTH US LLC By: RESOLUTE FOREST PRODUCTS, INC., its Sole Member By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer
BOWATER NEWSPRINT SOUTH LLC By: Name: Joseph Ragan Title: Vice President and Chief Financial Officer

APPENDIX A

SCHEDULE OF DEFINITIONS

The following words and terms used in the document to which this Appendix is attached (and the other appendices thereto) shall have the respective meanings set forth below unless the context or use indicates another or different meaning or intent:

“ABL Credit Agreement” means the asset-based revolving credit agreement, entered into as of November 30, 2021 among the Company, Domtar Inc., Holdings, the lenders party thereto, the other parties thereto and Barclays Bank PLC, as administrative agent and collateral agent as amended on March 1, 2023 (as further amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time).

“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of November 30, 2021, among the Company, Domtar Inc., Holdings, the other parties named therein, Barclays Bank PLC, as revolving credit collateral agent, Barclays Bank PLC, as term loan collateral agent, The Bank of New York Mellon, as first lien notes collateral agent, CoBank ACB, as an Additional Fixed Asset Collateral Agent (as defined in the ABL Intercreditor Agreement), and the Collateral Agent, as an Additional Fixed Asset Collateral Agent.

“Act” means Chapter 53, Title 7 of the Tennessee Code Annotated, as amended.

“Actual Knowledge” or “actual knowledge” means (A) any fact, information or data in any notice given pursuant to the terms of the Indenture, or (B) any fact, information or data that is actually known by any corporate trust officer of the Trustee, or (C) any fact, information or data that is actually known by an officer of the Tender Agent or any successor Tender Agent.

“Affiliate” of any specified Person means any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Alternate Offer” has the meaning provided in Section 8.13(A) of the Loan Agreement

“Alternate Credit Facility” means any direct pay letter of credit or any bond insurance policy, letter of credit, guaranty, surety bond, line of credit, revolving credit agreement, standby bond purchase agreement or other agreement or security device delivered to the Trustee pursuant to Section 7.03 of the Indenture which (A) has administrative terms acceptable to the Trustee, (B) provides for and providing for direct payment to or upon the order of the Trustee of (1) the principal, interest and redemption premium on the Bonds or a portion thereof, (2) payment of the Purchase Price of the Bonds or (3) both (1) and (2) and (C) is the irrevocable obligation of the issuer of such Credit Facility to pay to or upon the order of the Trustee, upon request and in accordance with the terms thereof.

“Applicable Senior Secured Notes Covenants” means (i) while the Company’s 6.75% Senior Secured Notes due 2028 remain outstanding, the following covenants set forth in the Senior Notes Indenture: (A) Section 4.03 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock), (B) Section 4.04 (Limitation on Restricted Payments), (C) Section 4.05 (Dividend

App A-1

and Other Payment Restrictions Affecting Subsidiaries), (D) Section 4.06 (Asset Sales), (E) Section 4.07 (Transactions with Affiliates), (F) Section 4.11 (Future Guarantors), (G) Section 4.12 (Liens), in each case subject to Section 4.15 (Covenant Suspension), and (ii) any of the covenants in the documents governing any Successor Indebtedness that address the matters described in clauses (A) through (G) above, in each case, subject to any provision providing for suspension of such covenants.

“Application” shall have the meaning assigned to such term in the fourth recital clause to the Indenture and the Loan Agreement.

“Authenticating Agent” means the Trustee and, if appointed pursuant to Section 2.05 of the Indenture, the Bond Registrar for the Bonds, each of which shall be a transfer agent registered in accordance with Section 17A(c) of the Exchange Act of 1934.

“Authorized Representative” means (A) with respect to the Issuer, each person at the time designated to act on behalf of the Issuer by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its Secretary, (B) with respect to the Borrower, each person at the time designated to act on behalf of the Borrower by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Borrower by its President, any Vice President, its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary; and (C) with respect to the Credit Facility Issuer, each person at the time designated to act on behalf of the Credit Facility Issuer by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Credit Facility Issuer by its President, Vice President, Manager, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary.

“Bank” means, if a Credit Facility exists with respect to the Bonds, the bank or other financial institution issuing said Credit Facility or otherwise obligated under said Credit Facility to provide amounts to pay the principal and/or Purchase Price of, and/or interest on all or any of the Bonds.

“Bank Documents” means the Letter of Credit, the Reimbursement Agreement and any other document now or hereafter executed by the Issuer or the Borrower in favor of the Bank which affects the rights of the Bank in or to the Collateral, in whole or in part, or which secures or guarantees any sum due under any Bank Document.

“Bankruptcy Code” means the United States Bankruptcy Code, constituting Title 11 of the United States Code, as it is amended from time to time, and any successor statute.

“Bankruptcy Law” means the Bankruptcy Code, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” means (A) with respect to the Bonds, a Person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee, and (B) for purposes of the Loan Agreement, has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Beneficial Ownership Interest” means the beneficial right to receive payments and notices with respect to the Bonds which are held under the Book-Entry System.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

App A-2

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, or the manager or managers or board of managers thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Bond” or “Bonds” means the Issuer’s Exempt Facility Bonds (Domtar Project), Series 2024 in the aggregate principal amount of $59,870,000 issued pursuant to the Bond Resolution and Article II of the Indenture and sold to the Underwriter pursuant to the provisions of the Underwriting Agreement, in substantially the form attached to the Indenture as Schedule I thereto, and any Bonds issued in exchange or substitution therefor.

“Bond Counsel” means an attorney at law or a firm of attorneys of nationally recognized standing in matters pertaining to the exclusion from gross income for federal income tax purposes of interest on bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any state of the United States of America and acceptable to the Issuer and the Borrower.

“Bond Fund” means the fund so designated which is established pursuant to Section 6.02 of the Indenture.

“Bondholder” or “Holder” or “Owner” or “holder of Bonds” or “owner of Bonds” means the registered owner of any Bond.

“Bond Payment Date” means each Interest Payment Date and each date on which principal or interest or premium, if any, or a sinking fund installment or the Purchase Price of any Bond shall be payable on the Bonds according to their terms and the terms of the Indenture, including without limitation scheduled mandatory redemption dates, unscheduled mandatory redemption dates, dates of acceleration of the Bonds pursuant to Section 11.02 of the Indenture, optional redemption dates and the Maturity Date of the Bonds, so long as any Bonds shall be Outstanding.

“Bond Proceeds” means the proceeds of the sale of the Bonds, including any accrued interest, paid to the Trustee on behalf of the Issuer by the Underwriter as the purchase price of the Bonds.

“Bond Register” means the books kept and maintained by the Bond Registrar for registration and transfer of Bonds pursuant to Section 2.03 of the Indenture.

“Bond Registrar” means the registrar of the Bonds pursuant to Section 2.03 of the Indenture.

“Bond Resolution” means the resolution adopted by the members of the board of directors of the Issuer on November 5, 2024 authorizing the Issuer to undertake the Project, to issue and sell the Bonds in accordance with the provisions of this Indenture and to execute and deliver the Financing Documents relating to the Bonds to which the Issuer is a party.

“Bond Security Documents” means the Security Agreement, the Intellectual Property Security Agreements, all security agreements, pledge agreements, control agreements, collateral assignments, security deeds, deeds to secure debt, deeds of trust, deeds of hypothec, hypothecations, collateral agency

App A-3

agreements, debentures or other instruments or other pledges, grants or transfers for security or agreements related thereto executed and delivered by the Borrower or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code) in favor of the Collateral Agent on behalf of itself, the Trustee and the holders of the Bonds to secure the Borrower’s obligations under the Loan Agreement and the Guarantees, in each case, as amended, modified, renewed, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and Article IV of the Loan Agreement.

“Bond Year” means, during the period while Bonds remain outstanding, the annual period provided for the computation of Excess Earnings under Section 148(f) of the Code.

“Book-Entry Form” or “Book-Entry System” means a form or system, as applicable, under which physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Bondholder, with the physical Bond certificates held by and “immobilized” in the custody of the Depository, and the book-entry system maintained by and the responsibility of others than the Issuer or the Trustee is the record that identifies and records the transfer of the interests of the owners of book-entry interests in those Bonds.

“Borrower” means Domtar Paper Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns, to the extent permitted by the Loan Agreement.

“Borrower Account” means the account of that name established in the Bond Fund pursuant to Section 6.02 of the Indenture.

“Borrower Fund” shall have the meaning specified in Section 5.07 of the Indenture.

“Business Day” means any day other than (A) a Saturday or Sunday or legal holiday or a day on which banking institutions in the city or cities in which the Designated Offices of the Trustee, the Tender Agent or the Paying Agent or the Principal Office of the Credit Facility Issuer (or, in the case of a foreign bank, the licensed branch thereof which has issued, or will honor draws upon, any such Credit Facility), are located are authorized or required by law or executive order to close or (B) a day on which the New York Stock Exchange or the principal office of the Remarketing Agent is closed.

“Capital Lease Obligation” means all capital or financing leases that have been required to be, in accordance with GAAP, recorded as capital or financing leases; provided that in no event shall an operating lease prior to the adoption of Accounting Standards Update (ASU) No. 216-02, Leases (Topic 842) be considered a Capital Lease Obligation.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

App A-4

“Change in Use” means any event triggering the change in use provisions contained in Section 150(b)(3) of the Code to become applicable to the Bonds.

“Change in Use Opinion” means an opinion of Bond Counsel that such action will not adversely affect the exclusion from gross income for federal income tax purposes of interest paid or payable on the Bonds.

“Change of Control” means the occurrence of either of the following:

the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company.

Notwithstanding the foregoing: (A) the transfer of assets between or among the Company and its Subsidiaries shall not itself constitute a Change of Control unless such transfer constitutes a change of control under the Senior Notes Indenture and (B) a Person or group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

In addition, notwithstanding the foregoing, a transaction in which the Company or a parent entity of the Company becomes a subsidiary of another Person (such Person, the “New Parent”) shall not constitute a Change of Control if (a) the equityholders of the Company or such parent entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of the Company or such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of the Company or such parent entity prior to such transaction or (b) immediately following the consummation of such transaction, no Person, other than a Permitted Holder, the New Parent or any subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the Voting Stock of the Company or the New Parent.

“Change of Control Offer” has the meaning provided in Section 8.13(A) of the Loan Agreement.

“Change of Control Payment” has the meaning provided in Section 8.13(A) of the Loan Agreement.

“Change of Control Payment Date” has the meaning provided in Section 8.13(A) of the Loan Agreement.

App A-5

“Closing Date” or “Issue Date” means the initial date on which the authenticated Bonds are delivered to or upon the order of the Underwriter and payment is received for the Bonds by the Trustee on behalf of the Issuer.

“Co-Investor” means any of (a) the assignees, if any, of the equity commitments of Jackson Wijaya who became holders of Equity Interests in Holdings (or any of the direct or indirect parent companies of Holdings) on the closing date of the Merger (as defined in the Senior Notes Indenture) in connection with the Merger and (b) the transferees, if any, that acquired, within 45 days of the closing date of the Merger, any Equity Interests in Holdings (or any of the direct or indirect parent companies of Holdings) held by Jackson Wijaya as of the closing date of the Merger; provided, that Co-Investors under this clause (b) do not in the aggregate hold more than 49.9% of the ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (or any of the direct or indirect parent companies of Holdings).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and, as applicable, under the Internal Revenue Code of 1954, as amended to the date of enactment of the Tax Reform Act of 1986. References to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder and under any successor provisions to those Sections, regulations or proposed regulations and, in addition, all revenue rulings, announcements, notices, procedures and judicial determinations under the foregoing applicable to the Bonds.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Bond Security Document and all other property that is subject or purported to be subject to any Lien in favor of the Collateral Agent pursuant to any Bond Security Document, but in any event excluding all Excluded Assets.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., acting in its capacity as collateral agent under the Bond Security Documents, or its successors appointed in accordance with the terms thereof.

“Commercial Paper Rate” means the Interest Rate Mode for the Bonds in which the interest rate on such Bonds is determined in accordance with Section 2.02(C)(1) of the Indenture.

“Commercial Paper Rate Period” means with respect to any Bond bearing interest at a Commercial Paper Rate, each period determined for such Bond in accordance with Section 2.02(C)(1) of the Indenture.

“Company” means Domtar Corporation, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, to the extent permitted by the Loan Agreement.

“Company Person” means any future, current or former officer, director, manager, member, member of management, employee, consultant or independent contractor of the Company, any Subsidiary thereof, the Borrower, Holdings or any other Parent Entity.

“Condemnation” means the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any Governmental Authority.

“Continuing Disclosure Agreement” means the continuing disclosure agreement dated the Closing Date, relating to the Bonds executed and delivered by the Borrower to the Underwriter and the Trustee intended to assure compliance with the continuing disclosure requirements imposed by the Securities and Exchange Commission.

App A-6

“Conversion” means, with respect to a Bond, any conversion from time to time, in accordance with the terms of the Indenture, of that Bond, in whole or in part, from one Interest Rate Mode to another Interest Rate Mode or from one Term Rate Period to a Term Rate Period of a different duration.

“Conversion Date” means the date on which any Conversion becomes effective.

“Costs of the Project” means, without intending thereby to limit or restrict any proper definition of such word under the Act, all items of cost set forth in Section 6.03 of the Indenture.

“Counsel” means an attorney at law or law firm (who may be counsel for the Issuer or the Borrower, including an attorney at law who is an employee of the Borrower).

“Covenant Defeasance” means the election of the Borrower to have the obligations of the Borrower and the Guarantors released with respect to certain covenants pursuant to the terms of the Loan Agreement.

“Credit Facility” means, for purposes of the Indenture, any Letter of Credit delivered pursuant to Section 7.01 of the Indenture or any Alternate Credit Facility delivered to the Trustee pursuant to Section 7.03 of the Indenture.

“Credit Facility Account” means, for purposes of the Indenture, the account of that name established in the Bond Fund pursuant to Section 6.02 of the Indenture.

“Credit Facility Issuer” means, for purposes of the Indenture, the Bank with respect to the Letter of Credit or the institution issuing any Alternate Credit Facility. “Principal Office” of any Credit Facility Issuer shall mean the principal office thereof designated in the corresponding Credit Facility and which shall mean, in the case of a foreign bank, the licensed branch or agency thereof in the United States which has issued the Credit Facility. References to the Credit Facility Issuer in the Indenture shall be given no effect unless there is a Credit Facility delivered to and held by the Trustee pursuant to Article VII of the Indenture.

“Credit Facility Proceeds Account” means the account of that name established in the Purchase Fund pursuant to Section 5.03 of the Indenture.

“Current Asset Collateral” has the meaning assigned to the term “ABL Collateral” in the ABL Intercreditor Agreement.

“Daily Rate” means the Interest Rate Mode for Bonds in which the interest rate on such Bonds is determined on each Business Day in accordance with Section 2.02(C)(2) of the Indenture.

“Daily Rate Period” means the period beginning on, and including, the Conversion Date of the Bonds to the Daily Rate and ending on, and including, the day preceding the next Business Day and each period thereafter beginning on, and including, a Business Day and ending on, and including, the day preceding the next succeeding Business Day until the day preceding the earlier of the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.

“Debt Service Payment” means, with respect to any Bond Payment Date, (A) the interest payable on the Bonds on such Bond Payment Date, plus (B) the principal, if any, payable on the Bonds on such Bond Payment Date, plus (C) the premium, if any, payable on the Bonds on such Bond Payment Date, plus (D) the sinking fund installments, if any, payable on the Bonds on such Bond Payment Date (including, in each case, any such amounts payable as part of the Purchase Price for any Bond).

App A-7

“Defaulted Interest” shall, with respect to the Bonds, have the meaning set forth in Section 2.06(B) of the Indenture.

“Default Interest Rate” means, as to any Bond, a rate of interest equal to the rate borne by such Bond on the day before the default or Event of Default occurred, provided that if the Interest Rate Mode was then the Commercial Paper Rate, the default rate for all of the Bonds shall be equal to the highest interest rate then in effect for any Bond.

“Depository” means any securities depository that is a clearing agency under federal law operating and maintaining, with its Participants or otherwise, a book entry system to record ownership of book-entry interests in Bonds, and to effect transfers of book-entry interests in Bonds in book-entry form, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

“Depository Letter” means the letter of representations between DTC, as initial Depository for the Bonds, and the Issuer relating to debt issued by the Issuer, including the Bonds, and any amendments or supplements thereto entered into with respect thereto.

“Designated Office” of the Trustee means the designated office of the Trustee, which office at the date of acceptance by the Trustee of the duties and obligations imposed on the Trustee by the Indenture is located at 500 Ross Street, 12th Floor AIM 154-1260, Pittsburgh, Pennsylvania 15262.

“Direct Participant” means a Participant as defined in the Depository Letter.

“Domtar Inc.” means Domtar Inc., a corporation organized under the laws of Canada.

“DTC” means The Depository Trust Company, New York, New York, its successors and their assigns or if The Depository Trust Company or its successor or assign resigns from its functions as depository for the Bonds, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Bonds and which is selected by the Issuer, at the direction of the Borrower.

“Electronic Notice” means notice transmitted by Electronic Means.

“Eligible Account" means an account that is either (a) maintained with a federal or state-chartered depository institution or trust company that has S&P 's short-term debt rating of at least 'A-2' (or, if no short-term debt rating, a long-term debt rating of at least 'BBB+'); or (b) maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit, which, in either case, has corporate trust powers and is acting in its fiduciary capacity. In the event that an account required to be an "Eligible Account" no longer complies with the requirement, the trustee should promptly (and, in any case, within not more than thirty (30) calendar days) move such account to another financial institution such that the Eligible Account requirement will again be satisfied.

“Eligible Investments” means

(A) Governmental Obligations; the Trustee, in purchasing Governmental Obligations, (1) may make any such purchase subject to an agreement with the seller for repurchase by the seller at a later date, and in such connection may accept the seller’s agreement for the payment of interest in lieu of the right to receive the interest payable by the issuer of the securities purchased, provided that the Trustee shall hold title to the Governmental Obligations so purchased by the Trustee, that the Trustee shall have actual or

App A-8

constructive possession, including through a custodian, of such Governmental Obligations, and that the current market value of such Governmental Obligations (or of cash or additional Governmental Obligations pledged with the Trustee as collateral for the purpose) is at all times at least equal to the principal and interest thereafter to become payable by the seller under said agreement, or (2) may purchase shares of a fund whose sole assets are of a type described in this clause (A) and such repurchase agreements thereof;

(B) obligations issued or guaranteed by any state or political subdivision thereof and rated in the highest category, if rated as short term obligations, or not lower than the third highest category, if rated as long term obligations, by Moody’s or by S&P, or their successors; the Trustee, in purchasing obligations of the type described in this clause (B), may purchase shares of a fund whose sole assets are such obligations, obligations of the type described in clause (A) above or both;

(C) commercial or finance company paper which is rated in the highest rating category by either Moody’s or S&P;

(D) deposit or demand accounts, including interest bearing money market accounts, trust deposits, investment agreements, bankers’ acceptances, certificates of deposit or bearer deposit notes in the Bank or any bank, trust company or savings and loan association (including without limitation the Trustee or any bank that is an affiliate of the Trustee) organized under the laws of the United States of America or any state thereof having a rating of its short-term bank deposits within one of the three highest rating categories by either Moody’s, S&P or Thompson’s Bankwatch;

(E) obligations evidencing indebtedness described in Section 103(a) of the Code which obligations are not investment property as defined in Section 148(b)(2) and (3) of the Code and are rated within one of the three highest rating categories by Moody’s or S&P; the Trustee, in purchasing securities of the type described in this clause (E), may purchase shares of a fund, at least 98% of the weighted average value of the assets of which are of the type described in this clause (E) or which derives at least 98% of its gross income from such assets;

(F) an investment agreement or other investment arrangement with any bank, trust company, national banking association or bank holding company in the United States, or with any surety or insurance company, provided that (1) such investment agreement or other investment arrangement shall permit the full principal amount of the moneys so placed together with the investment income agreed to be paid to be available for use as and when required under the Indenture, and (2) the Person with whom such investment agreement or other investment arrangement is made must be a Person whose unsecured or uncollateralized short-term debt obligations are assigned a rating by S&P of A-2 or better, and whose domestic assets shall be in excess of $10,000,000,000; and

(G) any other investment permitted by law and approved in writing by the Bank, so long as the Letter of Credit is then in effect.

For purposes of this definition, “funds” shall include, if otherwise eligible under this definition, any mutual fund for which the Trustee or an affiliate of the Trustee serves as an investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (1) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (2) the Trustee charges and collects fees for services rendered pursuant to the Indenture, which fees are separate from the fees received from such funds, and (3) services performed for such funds and pursuant to the Indenture may at times duplicate those provided to such funds by the Trustee or its Affiliates.

“EMMA” means the MSRB’s Electronic Municipal Market Access (EMMA) system.

App A-9

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of Capital Stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Event of Default” means (A) with respect to the Indenture, any of those events defined as an Event of Default by the terms of Section 11.01 of the Indenture, (B) with respect to the Loan Agreement, any of those events defined as an Event of Default by the terms of Article X of the Loan Agreement, and (C) with respect to any other Financing Document, any of those events defined as an Event of Default by the terms thereof.

“Event of Taxability” shall mean an event described in Section 9.01(B) of the Indenture.

“Excess Earnings” means, as of the date of any computation or for any period, an amount equal to the sum of (A) plus (B) where:

(A) is the excess of

(1) the aggregate amount earned from the date of physical delivery of the Bonds by the Issuer in exchange for the purchase price of the Bonds to such date or for such period on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to an excess described in this clause (A)), taking into account any gain or loss on the disposition of nonpurpose investments, over

(2) the amount which would have been earned if the amount of the gross proceeds of the Bonds invested in such nonpurpose investments (other than investments attributable to an excess described in this clause (A)) had been invested at a rate equal to the yield on the Bonds; and

(B) is any income attributable to the excess described in clause (i), taking into account any gain or loss on the disposition of investments.

The sum of (A) plus (B) shall be determined in accordance with Section 148(f) of the Code. As used herein, the terms “gross proceeds”, “nonpurpose investments” and “yield” have the meanings assigned to them for purposes of Section 148 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“Farm Credit Term Loan Agreement” means the Term Loan Credit Agreement, dated as of March 1, 2003, among the Borrower, Domtar A.W. LLC, the Company, Holdings, the lenders party thereto, and CoBank ACB, as administrative agent and collateral agent, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Farm Credit Term Loan Facility” means the senior secured term loan facility governed by the Farm Credit Term Loan Agreement.

“Favorable Opinion of Bond Counsel” means an opinion of Bond Counsel addressed to the Issuer, the Borrower and the Trustee and stating, unless otherwise specified herein, that the action proposed to be

App A-10

taken is authorized or permitted by the laws of the State of Tennessee and the Indenture and such action will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes (other than as held by a “substantial user” of the Project Facility or a “related person” within the meaning of Section 147(a) of the Code).

“Financing Documents” means the Bonds, the Indenture, the Loan Agreement, the Pledge and Assignment, the Guarantees, the Bond Security Documents, any joinder to any of such documents, the Underwriting Agreement and any other document now or hereafter executed by the Issuer or the Borrower in favor of or for the benefit of the Holders of the Bonds, the Bank or the Trustee which affects the rights of the Holders of the Bonds, the Bank or the Trustee which secures or guarantees any sum due under the Bonds or any other Financing Document, each as amended from time to time, and all documents related thereto and executed in connection therewith.

“Fitch” means Fitch Ratings Inc. or any successor entity.

“Fixed Asset Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under the Loan Agreement and the Indenture and shall not be deemed to constitute a capitalized lease or Indebtedness.

“Governmental Authority” means the United States of America, the State, any other state and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

“Governmental Obligations” means non-callable (A) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury), (B) obligations unconditionally guaranteed as to full and timely payment by the full faith and credit of the United States of America, including such obligations of Farmer’s Home Administration, General Services Administration, Guaranteed Title XI Financing, Government National Mortgage Association and State and Local Government Series, and (C) certificates or receipts representing direct ownership interests in future obligations of specified portions (such as future principal or future interest) of obligations described in (A) or (B), which obligations are held by a custodian in safekeeping on behalf of the owners of such certificates or receipts.

“Guarantee” means any guarantee of the obligations of the Borrower under the Loan Agreement by any Guarantor in accordance with the provisions of the Loan Agreement.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement

App A-11

conditions or otherwise); provided that standard contractual indemnities which do not relate to Indebtedness shall not be considered a guarantee.

“Guarantors” means, with respect to the Bonds, collectively, the Subsidiary Guarantors, the Company, Holdings and each other Parent Entity that incurs a Guarantee, provided that upon the release or discharge of such Person from its Guarantee in accordance with the Loan Agreement, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holdings” means Pearl Excellence Holdco L.P., a Delaware limited partnership and the direct parent of the Borrower.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below, and surety bonds), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations in respect of sale and leaseback transactions;

(5) representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or

(6) representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other

App A-12

Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indenture” means the trust indenture dated as of December 1, 2024 by and between the Issuer and the Trustee, as said trust indenture may be amended or supplemented from time to time.

“Intellectual Property Security Agreement” has the meaning assigned to such term in the Security Agreement.

“Intercreditor Agreements” means the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement.

“Interest Payment Date” means, during the initial Term Rate Period, each June 1 and December 1 commencing on June 1, 2025, and thereafter (A)(1) if the Interest Rate Mode is the Daily Rate or the Weekly Rate, the first Business Day of each month, (2) if the Interest Rate Mode is the Commercial Paper Rate, the day following the last day of each Commercial Paper Rate Period for such Bond and (3) if the Interest Rate Mode is a new Term Rate, the first day of the sixth month following conversion to a Term Rate and the first day of each sixth month thereafter, provided, however, that (a) if any such first day which is a Conversion Date for Conversion to the Daily Rate, the Weekly Rate or the Commercial Paper Rate, is not a Business Day, then the first Business Day immediately succeeding such first day, as applicable, and (b) if any such first day which is a Conversion Date for Conversion to a new Term Rate Period and all of the Outstanding Bonds have been the subject of a mandatory put, the Borrower may modify the Interest Payment Dates that will be applicable to such new Term Rate Period; and (B) the Conversion Date or the effective date of a change to a new Term Rate Period for such Bond. In any case, the final Interest Payment Date shall be the maturity date.

“Interest Period” means for any Bond the period from, and including, each Interest Payment Date for such Bond to, and including, the day next preceding the next Interest Payment Date for such Bond, provided, however, that the first Interest Period for any Bond shall begin on (and include) the Issuance Date and the final Interest Period for the initial Term Rate Period shall end the day next preceding the mandatory tender date of the Bonds (with accrued and unpaid interest payable as part of the Purchase Price on the mandatory tender date).

“Interest Rate Mode” means the Commercial Paper Rate, the Daily Rate, the Weekly Rate and the Term Rate.

“Issuance Account” means the account created and so designated by Section 6.03 of the Indenture.

“Issuance Costs” shall have the meaning ascribed to such phrase in Section 147(g) of the Code and by H. Conf. Rep. No. 99-841, pp. II-729 through II-730, which describes the same to mean in general all costs incurred in connection with the issuance of the Bonds, including, but not limited to, Underwriter’s spread, discount or fees, counsel fees (including bond counsel, Underwriter’s counsel, Issuer’s counsel, Borrower’s counsel and specialized counsel fees), financial advisor’s fees, rating agency fees, trustee fees, paying agent and certifying and authenticating agent fees, accountant fees, printing costs, costs incurred in connection with obtaining the required public approval for the issuance of the Bonds and costs of engineering and feasibility studies utilized in connection with the issuance and sale of the Bonds.

“Issue Date” means December 5, 2024.

“Issuer” means (A) The Industrial Development Board of the City of Kingsport, Tennessee and its successors and assigns, and (B) any public instrumentality or political subdivision resulting from or

App A-13

surviving any consolidation or merger to which The Industrial Development Board of the City of Kingsport, Tennessee or its successors or assigns may be a party.

“Jackson Wijaya” means (a) Jackson Wijaya, (b) family members of Jackson Wijaya, (c) trusts, partnerships or limited liability companies for the benefit of any of the individuals identified in the foregoing clause (a) or (b), and (d) heirs, executors, estates, successors and legal representatives of the individuals identified in the foregoing clause (a) or (b).

“Kingsport Mill” means the Borrower’s recycled containerboard facility located at 100 Clinchfield Street, Kingsport, Tennessee.

“Legal Defeasance” means the election of the Borrower to have all of the Borrower’s obligations discharged with respect to the Loan Agreement and the Bonds that are Outstanding and all obligations of the Guarantors discharged with respect to Guarantees, in each case pursuant to the terms of the Loan Agreement and the Indenture.

“Letter of Credit” means, if applicable, any letter of credit securing the Bonds.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance of title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided, that in no event shall any operating lease under GAAP in and of itself be deemed a Lien.

“Loan Agreement” means the loan agreement dated as of December 1, 2024 by and among the Issuer, the Borrower and the Guarantors, as said loan agreement may be amended or supplemented from time to time.

“Loan Payments” means all Debt Service Payments, all payments of the Purchase Price and all other payments by the Borrower required by to be made by the Borrower pursuant to the Loan Agreement.

“Management Stockholders” means (a) any Company Person who is an investor in the Company, Holdings or any other Parent Entity, (b) family members of any of the individuals identified in the foregoing clause (a), (c) trusts, partnerships or limited liability companies for the benefit of any of the individuals identified in the foregoing clause (a) or (b), and (d) heirs, executors, estates, successors and legal representatives of the individuals identified in the foregoing clause (a) or (b).

“Material Adverse Effect” shall mean a material adverse change in or material adverse effect on (i) the condition (financial or otherwise), results of operations, assets or liabilities of the Borrower and its Subsidiaries, taken as a whole, or (ii) the validity or enforceability of any Financing Document, or the material rights and remedies of the Trustee, the Collateral Agent or the Secured Parties thereunder.

“MSRB” means the Municipal Securities Rulemaking Board, and any successor thereto.

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

App A-14

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees, expenses, indemnity claims and other monetary obligations accrued subsequent to the commencement and during the pendency of an insolvency proceeding, whether or not constituting an allowed claim in such proceeding).

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Treasurer, any Assistant Treasurer, the Manager of Treasury Activities, the Secretary, the Controller, Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Borrower by one of the Officers of the Borrower with respect to compliance with a condition or covenant that also includes:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Official Statement” means the official statement approved by the Issuer and the Borrower in connection with the initial sale by the Underwriter of the Bonds.

“Outstanding” in connection with Bonds means, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

(A) Bonds cancelled, or delivered to the Trustee for cancellation, at or prior to that time upon exchange, transfer, payment, redemption or otherwise;

(B) On or after any Purchase Date for Bonds pursuant to Article V of the Indenture, all Bonds (or portions of Bonds) which have been purchased on such date, but which have not been delivered to the Tender Agent, provided that funds sufficient for such purchase are on deposit with the Tender Agent in accordance with the provisions of the Indenture;

(C) Bonds, or any portion thereof, for the payment, redemption or purchase for cancellation of which sufficient moneys have been deposited and credited with the Trustee or Paying Agent on or prior to that date for that purpose (whether upon or prior to the maturity or redemption date of those Bonds); provided, that if any of those Bonds are to be redeemed prior to their maturity, notice of that redemption shall have been given or arrangements shall have been made for giving notice of that redemption, or waivers by the affected Bondholders of that notice shall have been filed with the Trustee;

(D) Bonds, or any portion thereof, which are deemed to have been paid and discharged or caused to have been paid and discharged pursuant to the provisions of Article XVI of the Indenture; and

App A-15

(E) Bonds in lieu of which others have been authenticated under Section 2.09 of the Indenture or paid under Section 2.09 of the Indenture.

In determining whether the owners of a requisite aggregate principal amount of Bonds have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Borrower or any Affiliate (unless all of the Outstanding Bonds, other than Pledged Bonds, are then owned by the Borrower or any Affiliate) shall be disregarded for the purpose of any such determination; provided that only those Bonds which an officer of the Trustee responsible for the administration of the Indenture actually knows to be so held shall be so disregarded and provided further that Bonds delivered to the Tender Agent pursuant to Section 5.04(A)(2) of the Indenture shall not be so disregarded.

“Parent Entity” means any direct or indirect parent of the Company.

“Pari Passu Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, dated as of November 30, 2021, among the Company, Holdings, the other Grantors (as defined in the Pari Passu Intercreditor Agreement) named therein, Barclays Bank PLC, as term loan collateral agent, The Bank of New York Mellon, as first lien notes collateral agent, CoBank ACB, as an Additional Agent (as defined in the Pari Passu Intercreditor Agreement), and the Collateral Agent, as an Additional Agent.

“Parity Lien” means a lien granted to the applicable Parity Lien Representative under any Parity Lien Indebtedness for the benefit of the holders thereof, at any time, upon the Collateral to secure Parity Lien Obligations.

“Parity Lien Indebtedness” means:

(1) Indebtedness represented by the Term Loan Facility, the Farm Credit Term Loan Facility, the Senior Secured Notes and this Loan Agreement;

(2) any other Indebtedness of the Borrower or any Guarantor (for the avoidance of doubt, excluding Priority Lien Indebtedness) that is intended to be secured equally and ratably with the Parity Lien Obligations by a Parity Lien that is permitted to be incurred and secured by a Parity Lien under the documents governing the Senior Secured Notes or any Successor Indebtedness; provided that in the case of any indebtedness referred to in this clause (2):

(a) such Indebtedness is designated, in accordance with the terms and conditions of the Pari Passu Intercreditor Agreement, as “Additional Pari Passu Lien Obligations” for the purposes of the Pari Passu Intercreditor Agreement; provided that no series of debt may be designated as both Parity Lien Indebtedness and Priority Lien Indebtedness; and

(b) the trustee, agent or representative of the holders of such Parity Lien Indebtedness who is appointed as a representative of such of such indebtedness (a “Parity Lien Representative”) becomes a party to the Intercreditor Agreements in accordance with the terms thereof; and

(3) guarantees by any Guarantor in respect of any of the Obligations described in the foregoing clauses (1) and (2).

App A-16

“Parity Lien Obligations” means Parity Lien Indebtedness and all other Obligations in respect thereof.

“Participant” shall have the meaning assigned to such term in the Depository Letter.

“Paying Agent” or “Co Paying Agent” means any national banking association, bank, bank and trust company or trust company, each with trust powers, appointed by the Issuer pursuant to Section 10.01 of the Indenture and shall initially be The Bank of New York Mellon Trust Company, N.A. “Designated Office” of any Paying Agent shall mean the office thereof designated in writing to the Trustee and the Credit Facility Issuer which initially is the Designated Office of the Paying Agent.

“Payment Defaults” has the meaning set forth in Section 10.1 of the Loan Agreement.

“Permitted Holders” means, at any time, each of (i) Jackson Wijaya and Affiliates (but excluding any portfolio companies of any of the foregoing), (ii) the Management Stockholders, (iii) the Co-Investors, (iv) any Person that has no material assets other than the Capital Stock of the Company, any Parent Entity and other Permitted Holders and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof, and any New Parent (as defined under the definition of “Change of Control”) and its subsidiaries, (v) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of the Company or any Parent Entity, acting in such capacity, and (vi) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii), (iii), (iv) and (v) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a “Permitted Holder Group”), so long as without giving effect to the existence of such group or any other group, no Person or other ‘‘group’’ (other than Permitted Holders specified in clauses (i), (ii), (iii), (iv) and (v) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer or Alternate Offer is made in accordance with the requirements of Section 8.13 of the Loan Agreement, will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means any “Permitted Lien” as defined in the documents governing the Senior Secured Notes or any Successor Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge and Assignment” means the Pledge and Assignment Agreement dated as of December 1, 2024, by and between the Issuer and the Trustee.

“Pledged Bonds” shall mean Bonds purchased pursuant to Sections 5.01(A) and 5.01(B) of the Indenture that are purchased from moneys received by the Tender Agent from a demand for payment under the Credit Facility, if any, then in effect until subsequently remarketed pursuant to Section 5.02 of the Indenture.

“Preliminary Official Statement” means the preliminary official statement, as supplemented, approved by the Issuer and the Borrower in connection with the initial sale by the Underwriter of the Bonds.

App A-17

“Prevailing Market Conditions” means, without limitation, the following factors: existing short-term market rates for securities, the interest on which is excluded from gross income for federal income tax purposes; indexes of such short-term rates; the existing market supply and demand and the existing yield curves for short-term and long-term securities for obligations of credit quality comparable to the Bonds, the interest on which is excluded from gross income for federal income tax purposes; general economic conditions, economic conditions in the electric utilities industry and financial conditions that may affect or be relevant to the Bonds; and such other facts, circumstances and conditions as the Remarketing Agent, in its sole discretion, shall determine to be relevant to the remarketing of the Bonds at the principal amount thereof.

“Prime Rate” shall mean the per annum interest rate announced from time to time publicly by the Bank as its prime rate. Any change in the Prime Rate shall be effective on the date such rate is raised or lowered at the Bank, with or without notice to the Borrower.

“Priority Lien Indebtedness” means:

(1) Indebtedness (including letters of credit and reimbursement obligations with respect thereto) and other Obligations incurred by the Company or any Subsidiary under or in respect of the ABL Credit Agreement and/or secured by the Priority Lien Security Documents;

(2) any other Indebtedness of the Company or any Subsidiary that is intended by the Company to be secured by Liens that are equal and ratable with the Priority Lien Indebtedness; provided, that, in the case of any indebtedness referred to in this clause (2):

(a) such Indebtedness is designated, in accordance with the terms and conditions of the ABL Intercreditor Agreement, as “Revolving Credit Obligations” for the purposes of the ABL Intercreditor Agreement; provided that no series of indebtedness may be designated as both Priority Lien Indebtedness and Parity Lien Indebtedness; and

(b) the trustee, agent or representative of the holders of such Priority Lien Indebtedness who is appointed as a representative of such indebtedness (a “Priority Lien Representative”) becomes a party to the ABL Intercreditor Agreement in accordance with the terms thereof; and

(3) guarantees by the Company or any Subsidiary in respect of any of the Obligations described in the foregoing clauses (1) and (2).

“Priority Lien Security Documents” means, collectively, the ABL Credit Agreement, the ABL Intercreditor Agreement and the indenture, credit agreement or other agreement governing other Priority Lien Indebtedness and the security documents related to the foregoing.

“Project” shall have the meaning assigned to such term in the fourth recital clause to the Indenture and the Loan Agreement.

“Project Account” means the account created and so designated by Section 6.03 of the Indenture.

“Project Documents” means, collectively, contracts, documents and agreements, and surety bonds and instruments pertaining to the Project Facility.

“Project Facility” means (1) the acquisition and installation of the following equipment, machinery, fixtures and furnishings therein and thereon: solid waste disposal facility and pollution control

App A-18

equipment consisting of (a) an anaerobic digester and (b) related improvements, structures, and auxiliary equipment, and (2) the making of certain renovations to the Kingsport Mill necessary or convenient to the installation of the foregoing.

“Project Fund” shall mean the fund by that name created in Section 6.03 of the Indenture.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Date” means with respect to a Bond (A) if the Interest Rate Mode is the Daily Rate or the Weekly Rate, any Business Day as set forth in Section 5.01(A)(1) and Section 5.01(A)(2) of the Indenture, respectively, (B) any date that a Bond is purchased pursuant to Section 5.01(A)(3); and (C) each day that such Bond is subject to mandatory purchase pursuant to Section 5.01(B) of the Indenture; provided, however, that the date of the Stated Maturity of the Bonds shall not be a Purchase Date.

“Purchase Fund” means the fund so designated which is established pursuant to Section 5.03 of the Indenture.

“Purchase Price” means an amount equal to one hundred percent (100%) of the principal amount of any Bond tendered or deemed tendered pursuant to the Indenture, plus accrued and unpaid interest thereon to the Purchase Date.

“Rate Period” means any period during which a single interest rate is in effect for a Bond.

“Rebate Amount” shall have the meaning assigned to such term in the Tax Agreement.

“Rebate Fund” means the Rebate Fund created in Section 6.05 of the Indenture.

“Record Date” means, as the case may be, the applicable Regular or Special Record Date.

“Regular Record Date” means (A) with respect to any Interest Period during which the Interest Rate Mode is the Commercial Paper Rate, the Daily Rate or the Weekly Rate, the close of business on the last Business Day of such Interest Period, and (B) with respect to any Interest Period during which the Interest Rate Mode is the Term Rate, the close of business on the 15th day (whether or not a Business Day) of the calendar month next preceding each Interest Payment Date for such Interest Period.

“Reimbursement Agreement” means any agreement of the Borrower with a Credit Facility Issuer setting forth the obligations of the Borrower to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Reimbursement Agreement for the purpose of the Indenture.

“Related Person” means any Person constituting a “related person” within the meaning ascribed to such quoted term in Section 144(a)(3) of the Code, except when used in connection with the phrase “substantial user”, in which case the phrase “Related Person” shall have the meaning set forth in Section 147(a) of the Code.

“Remarketing Agent” means any Remarketing Agent engaged by the Borrower as provided in Section 13.01 of the Indenture. “Principal Office” of the Remarketing Agent means the office or offices designated in writing to the Issuer, the Trustee, the Tender Agent, the Paying Agent, the Credit Facility Issuer and the Borrower.

App A-19

“Remarketing Agreement” means any remarketing agreement between the Borrower and a Remarketing Agent, as the same may be amended from time to time.

“Remarketing Proceeds Account” means the account of that name established in the Purchase Fund pursuant to Section 5.03 of the Indenture.

“Representation Letter” means the Issuer’s Blanket Letter of Representations from the Issuer to DTC dated August 3, 2020.

“Requirement” or “Local Requirement” means any law, ordinance, order, rule or regulation of a Governmental Authority.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor entity.

“Schedule of Definitions” means the words and terms set forth in this Schedule of Definitions, as the same may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement dated as of December 5, 2024 among the Borrower, the Guarantors and the Collateral Agent.

“Securities Laws” means the Securities Act of 1933, as amended, and all other securities laws of the United States of America or the State, including the Exchange Act, to the extent that such laws may now or hereafter be applicable to or affect the issuance, sale and delivery of the Bonds and any transfer or resale thereof.

“Senior Notes Indenture” means the Indenture dated as of October 18, 2021, by and among the Company, the Guarantors and the Bank of New York Mellon, as trustee and collateral agent, governing the Senior Secured Notes, or any similar agreement governing and Successor Indebtedness, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Secured Notes” means the Company’s $642,000,000 aggregate principal amount outstanding 6.75% Senior Secured Notes maturing on October 1, 2028.

“SIFMA Swap Index” means The Securities Industry and Financial Market Association Municipal Swap Index as of the most recent date for which such index was published or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc., or its successor, or otherwise designated by The Securities Industry and Financial Market Association; provided, however, that, if such index is no longer provided by Municipal Market Data, Inc. or its successor, the “SIFMA Swap Index” shall mean such other reasonably comparable index selected by the Remarketing Agent.

“Significant Subsidiary” means any Subsidiary that is a Guarantor and that would be a ‘‘significant subsidiary’’ of the Company as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Record Date” means such date as may be fixed for the payment of Defaulted Interest by the Trustee in accordance with Section 2.06 of the Indenture.

“State” means the State of Tennessee.

App A-20

“Stated Maturity” means (A) when used with respect to any Bond or any installment of interest thereon, the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest on such Bond is due and payable, and (B) with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of the Loan Agreement and the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company, unlimited liability company or other entity of which (a) the Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company or other entity are at the time owned by such Person or (b) more than 50.0% of the Equity Interests are at the time owned by such Person. Unless otherwise indicated herein, all references to Subsidiaries shall mean Subsidiaries of the Company. No Person shall be considered a Subsidiary of the Company unless the Company has the ability to Control such Subsidiary.

“Subsidiary Guarantors” means each Subsidiary of the Borrower that becomes a Guarantor by executing the Loan Agreement or a joinder thereto.

“Substantial User” means any Person constituting a “substantial user” within the meaning ascribed to such term in Section 147(a) of the Code.

“Successor Indebtedness” means any Indebtedness issued to refinance or replace the Senior Secured Notes in connection with the retirement of the Senior Secured Notes so long as such Indebtedness is secured on a parity basis with the Company’s and the Guarantors’ obligations under the Loan Agreement and the Guarantees pursuant to the Pari Passu Intercreditor Agreement (or any successor thereto) or, if there is no such refinancing or replacement of the Senior Secured Notes and the Senior Secured Notes have been retired, the other Indebtedness having the largest aggregate principal amount that is secured on a parity basis with the Company’s and the Guarantors’ obligations under the Loan Agreement and the Guarantees pursuant to the Pari Passu Intercreditor Agreement (or any successor thereto).

“Tax Agreement” means the Tax Exemption Certificate and Agreement dated the Closing Date for the Bonds executed by the Issuer and the Borrower and relating to certain requirements set forth in Sections 142 and 147-150 of the Code applicable to the Bonds and the Project, including the restrictions prescribed by the Code in order for interest on the Bonds to be and remain excludable from the gross income of the Holders thereof for federal income tax purposes.

“Tender Agent” means the initial and any successor tender agent appointed in accordance with Section 13.02 of the Indenture. “Designated Office” and “Delivery Office” of the Tender Agent means the office or offices thereof designated in writing to the Issuer, the Trustee, the Borrower, the Credit Facility Issuer and the Remarketing Agent, which initially is The Bank of New York Mellon Trust Company, N.A., 500 Ross Street, 12th Floor AIM 154-1260, Pittsburgh, Pennsylvania 15262.

“Tendered Bond” means any Bond tendered for purchase pursuant to the terms of the Indenture.

“Term Loan Credit Agreement” means that certain First Lien Credit Agreement dated as of November 30, 2021 among the Company, Holdings, the lenders party thereto, the other parties thereto and

App A-21

Barclays Bank PLC, as administrative agent and collateral agent, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Term Loan Facility” means the senior secured term loan facility governed by the Term Loan Credit Agreement.

“Term Rate” means the Interest Rate Mode for Bonds in which the interest rate on such Bonds is determined in accordance with Section 2.02(C)(4) of the Indenture.

“Term Rate Period” means the initial period from the date of issuance of the Bonds through November 14, 2029, and, thereafter, any period established by the Borrower pursuant to Section 2.02(D)(1) of the Indenture and beginning on, and including, the Conversion Date of Bonds to the Term Rate and ending on, and including, the day preceding the last Interest Payment Date for such period and, thereafter, each successive period, if any, until the day preceding the earliest of the change to a different Term Rate Period, the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.

“Termination of Loan Agreement” means the termination of the Loan Agreement from the Issuer to the Borrower, evidencing termination of the Loan Agreement, substantially in the form attached as Exhibit C to the Loan Agreement.

“Trust Estate” means all Property which may from time to time be subject to a Lien in favor of the Trustee created by the Indenture or any other Financing Document.

“Trust Revenues” means (A) all amounts payable to the Trustee with respect to the principal or redemption price of, or interest on, the Bonds (1) upon deposit in the Bond Fund from the proceeds of obligations issued by the Issuer to refund the Bonds; (2) by the Borrower and/or Guarantor under the Loan Agreement and the Guaranty; and (3) by the Credit Facility Issuer under a Credit Facility, if any; and (B) investment income in respect of the foregoing moneys held by the Trustee in the Bond Fund. The term “Trust Revenues” does not include any moneys or investments in the Rebate Fund, the Purchase Fund or the Borrower Fund.

“Trustee” means (A) The Bank of New York Mellon Trust Company, N.A., a national banking association with trust powers organized and existing under the laws of the United States of America, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party, and (B) any successor trustee or co-trustee acting as trustee under the Indenture.

“Unassigned Rights” means (A) the rights of the Issuer granted pursuant to Sections 2.2, 3.4, 5.1(B)(2), 5.1(C), 5.2, 8.1, 8.2, 8.3, 8.4(A), 8.6, 8.15, 9.1, 9.2, 10.3, 10.13, 11.1, 11.8 and 11.10 of the Loan Agreement, (B) the moneys due and to become due to the Issuer for its own account or the members, officers, agents (other than the Borrower) and employees of the Issuer for their own account pursuant to Sections 2.2, 5.1(B)(2), 5.2, 8.2, 10.3 and 10.13 of the Loan Agreement, and (C) the right to enforce the foregoing pursuant to Article X of the Loan Agreement. Notwithstanding the preceding sentence, to the extent the obligations of the Borrower under the Sections of the Loan Agreement listed in (A), (B) and (C) above do not relate to the payment of moneys to the Issuer for its own account or to the members, officers, directors, agents (other than the Borrower) and employees of the Issuer for their own account, such obligations, upon assignment of the Loan Agreement by the Issuer to the Trustee pursuant to the Pledge and Assignment, shall be deemed to and shall constitute obligations of the Borrower to the Issuer and the Trustee, jointly and severally, and either the Issuer or the Trustee may commence an action to enforce such obligations under the Loan Agreement.

App A-22

“Underwriter” means the underwriter or underwriters named in the Underwriting Agreement.

“Underwriting Agreement” means the Bond Purchase Agreement dated November 20, 2024 among the Issuer, the Borrower, the Guarantors and the Underwriter providing for the sale of the Bonds to the Underwriter.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weekly Rate” means the Interest Rate Mode for the Bonds in which the interest rate on such Bonds is determined weekly in accordance with Section 2.02(C)(3) of the Indenture.

“Weekly Rate Period” means the period beginning on, and including, the Conversion Date of Bonds to the Weekly Rate and ending on, and including, the next Tuesday and thereafter the period beginning on, and including, any Wednesday and ending on, and including, the earliest of the following Tuesday, the day preceding the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.

“Yield”, when used with respect to the Bonds, shall have the meaning assigned to such term in the Tax Agreement.

App A-23

EXHIBIT A

FORM OF TERMINATION OF LOAN AGREEMENT

WHEREAS, DOMTAR PAPER COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Borrower”), and THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF KINGSPORT, TENNESSEE, a public corporation organized and existing under the laws of the State of Tennessee (the “Issuer”), entered into an Loan Agreement dated as of December 1, 2024 (the “Loan Agreement”); and

WHEREAS, pursuant to the Loan Agreement, (A) the Issuer agreed (1) to issue its Exempt Facility Bonds (Domtar Project), Series 2024 in the aggregate principal amount of $59,870,000 (the “Bonds”), and (2) to make a loan to the Borrower of the proceeds of the Bonds (the “Loan”) for the purpose of assisting in financing the Costs of the Project, and (B) in consideration of the Loan, the Borrower agreed (1) to cause the Project to be undertaken and completed, (2) to use the proceeds of the Loan disbursed under the Indenture to pay (or reimburse the Borrower for the payment of) the Costs of the Project, and (3) to make payments sufficient in amount to pay when due all amounts due with respect to the Bonds (the “Loan Payments”) to or upon the order of the Issuer in repayment of the Loan, which Loan Payments shall include amounts equal to the Debt Service Payments due on the Bonds; and

WHEREAS, the Bonds were issued pursuant to the terms of a trust indenture dated as of December 1, 2024 (the “Indenture”) between the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”) for the holders of the Bonds and all other indebtedness issued by the Issuer under the Indenture (collectively with the Bonds, the “Bonds”); and

WHEREAS, as security for the Bonds, the Issuer executed and delivered to the Trustee a pledge and assignment dated as of December 1, 2024 (the “Pledge and Assignment”) from the Issuer to the Trustee, and acknowledged by the Borrower, which Pledge and Assignment assigned to the Trustee certain of the Issuer’s rights under the Loan Agreement; and

WHEREAS, pursuant to the Loan Agreement, the Borrower and the Issuer agreed that the Loan Agreement would terminate upon (1) payment in full of the Loan evidenced by the Bonds, (2) termination of the Pledge and Assignment, (3) payment in full of all other Indebtedness (as defined therein) evidenced by the Loan Agreement and (4) performance by the Borrower of all other obligations of the Borrower to the issuer pursuant to the provisions of the Loan Agreement; and

WHEREAS, the Bonds and the other Indebtedness have been paid in full, and the Borrower and the Issuer now desire to evidence the termination of the Loan Agreement;

NOW, THEREFORE, it is hereby agreed that the Loan Agreement has terminated as of the dated date hereof; provided, however, that, as provided in Section 11.8 of the Loan Agreement, certain obligations of the Borrower shall survive the termination of the Loan Agreement, and the execution of this termination of Loan Agreement by the Issuer is not intended, and shall not be construed, as a waiver or alteration by the Issuer or the Borrower of the provisions of Section 11.8 of the Loan Agreement.

A-1

IN WITNESS WHEREOF, the Borrower and the Issuer have signed this termination of Loan Agreement and caused same to be dated as of the ___ day of ____________, ______.

DOMTAR PAPER COMPANY, LLC

BY: ___________________________________

Authorized Officer

THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF KINGSPORT, TENNESSEE

BY: ___________________________________

Authorized Officer

A-2

EXHIBIT B

FORM OF JOINDER TO THE LOAN AGREEMENT

THIS JOINDER, dated as of [______________] (this “Joinder”), is made by [___________] (the “Additional Guarantor”), in favor of The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee and collateral agent, for the benefit of the holders of the Bonds (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain Loan Agreement, dated as of December 1, 2024 (the “Loan Agreement”), by and between The Industrial Development Board of the City of Kingsport, Tennessee (the “Issuer”), as lender, and Domtar Paper Company, LLC, a Delaware limited liability company (the “Borrower”), as borrower.

WHEREAS, the Issuer has issued its Exempt Facility Bonds (Domtar Project), Series 2024 in the aggregate principal amount of $59,870,000 (the “Bonds”) under a bond resolution and a trust indenture dated as of December 1, 2024 (the “Indenture”) by and between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) for the holders of the Bonds; and

WHEREAS, in connection with the issuance of the Bonds, the Issuer and the Borrower executed and delivered the Loan Agreement, pursuant to the terms of which (A) the Issuer agreed (1) to issue the Bonds, and (2) to make a loan to the Borrower of the proceeds of the Bonds (the “Loan”) for the purpose of assisting in financing the Costs of the Project, and (B) in consideration of the Loan, the Borrower agreed (1) to cause the Project to be undertaken, (2) to use the proceeds of the Loan disbursed under the Indenture to pay (or reimburse the Borrower for the payment of) the costs of the Project, and (3) to make payments in amounts sufficient to pay when due all amounts due with respect to the Bonds (the “Loan Payments”) to or upon the order of the Issuer in repayment of the Loan, which Loan Payments shall include amounts equal to the Debt Service Payments (as defined in the Indenture) due on the Bonds; and

WHEREAS, as security for the Bonds, the Issuer executed and delivered to the Trustee a pledge and assignment dated as of December 1, 2024 (the “Pledge and Assignment”) from the Issuer to the Trustee, and acknowledged by the Borrower, which Pledge and Assignment assigned to the Trustee certain of the Issuer’s rights under the Loan Agreement; and

WHEREAS, pursuant to the Pledge and Assignment, basic Loan Payments made by the Borrower under the Loan Agreement are to be paid directly to the Trustee; and

WHEREAS, as further security for the Bonds, Article VII of the Loan Agreement contains guarantees (collectively, the “Guaranty”) from Domtar Corporation, a Delaware corporation (the “Company”), the parent of the Company and subsidiaries of the Company listed on the signature pages to the Loan Agreement (the “Guarantors”) to the Trustee, pursuant to which the Guarantors have jointly and severally guaranteed, on a senior basis, the Borrower’s obligations under the Loan Agreement; and

WHEREAS, pursuant to Section 8.4(B) of the Loan Agreement, the Additional Guarantor is required to become a party to the Loan Agreement as a Guarantor; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder in order to become a part to the Loan Agreement as a Guarantor;

NOW, THEREFORE, it is agreed:

Section 1. Guaranty. By executing and delivering this Joinder, the Additional Guarantor, as provided in Section 7.6 of the Loan Agreement, hereby becomes a party to the Loan Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations of a Guarantor contained in the Loan Agreement is true and correct on and as of the date hereof (after giving effect to this Joinder) with respect to the Additional Guarantor as if made on and as of such date.

Section 2. Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of Tennessee.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written.

ADDITIONAL GUARANTOR

[____________________]

By:

Name:

Title:

DOCPROPERTY "CUS_DocIDChunk0" 45871938.12